UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
POWERSCHOOL HOLDINGS, INC.
(Name of registrant as specified in its charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee paid with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Shareholders,
We are pleased to invite you to attend the Annual Meeting of Shareholders of PowerSchool Holdings, Inc. (“PowerSchool” or the “Company”), which will be held on Thursday, May 2, 2024, at 12:00 p.m. Pacific Daylight Time (the “Annual Meeting”). The Annual Meeting will be conducted virtually, via live audio webcast. The virtual meeting will allow for greater participation by all of our shareholders, regardless of their geographic location. You will be able to attend the meeting online by visiting www.virtualshareholdermeeting.com/PWSC2024. You will be able to submit questions and vote your shares electronically during the meeting by logging in using the 16-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials.
The accompanying proxy statement provides information about the matters we will ask you to consider at the Annual Meeting, which are:
1.	to elect four nominees identified in the accompanying proxy statement to serve as Class III directors until the 2027 annual meeting and until their successors are duly elected and qualified;
2.	to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the proxy statement, referred to as “Say-on-Pay”;
3.	to approve, on an advisory basis, the preferred frequency of solicitation of future shareholder advisory votes on Named Executive Officer compensation, referred to as “Say-on-Pay Frequency”;
4.	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024; and
5.	to transact other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.
Our Board of Directors has set the record date as March 26, 2024. Only shareholders that owned shares of the Company’s Class A common stock or Class B common stock at the close of business on that day are entitled to notice of and may vote at the Annual Meeting or any postponement or adjournment of the Annual Meeting.
For the reasons stated in the proxy materials, the Board of Directors recommends that you vote “FOR” proposals one, two, and four listed above and described in the proxy statement, and on proposal three, the Board of Directors recommends that you vote to hold the advisory vote on Named Executive Officer compensation every year.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the proxy card or voting instruction form. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.
Sincerely,	LAURENCE GOLDBERG Co-Chair of the Board of Directors	MANEET S. SAROYA Co-Chair of the Board of Directors

PowerSchool

2024

Proxy

Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS
The 2024 Annual Meeting of Shareholders of PowerSchool Holdings, Inc. will be held via live audio webcast at www.virtualshareholdermeeting.com/PWSC2024 on Thursday, May 2, 2024, at 12:00 p.m. Pacific Daylight Time, for the following purposes:
1.	to elect four nominees identified in the accompanying proxy statement to serve as Class III directors until the 2027 annual meeting and until their successors are duly elected and qualified;
2.	to approve, on an advisory basis, the compensation of the Company’s Named Executed Officers, as disclosed in the proxy statement, referred to as “Say-on-Pay”;
3.	to approve, on an advisory basis, the preferred frequency of solicitation of future shareholder advisory votes on Named Executive Officer compensation, referred to as “Say-on-Pay Frequency”;
4.	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024; and
5.	to transact other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.
Shareholders of record of our Class A common stock and our Class B common stock as of the close of business on March 26, 2024 are entitled to vote. A list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder for any purpose relevant to the Annual Meeting during ordinary business hours for at least 10 days prior to May 2, 2024, at 150 Parkshore Drive, Folsom, California 95630 and on the date of the Annual Meeting, on the virtual platform for the Annual Meeting at www.virtualshareholdermeeting.com/PWSC2024.
The proxy statement is first being delivered to the Company’s shareholders of record on or about April 4, 2024.
By Order of the Board of Directors

MICHAEL C. BISIGNANO
Chief Legal Officer

Proxy Statement 2024
COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q: Why did I receive these materials?
The Board of Directors (the “Board”) is soliciting your proxy to vote at our Annual Meeting (or at any postponement or adjournment thereof). Shareholders who own shares of our Class A common stock and Class B common stock, together as a single class, as of the close of business on the record date, March 26, 2024 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about the Company.
Householding. The Securities and Exchange Commission’s (the “SEC”) rules permit us to print an individual’s multiple accounts on a single set of Annual Meeting materials. To take advantage of this opportunity, we have summarized on one set of Annual Meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted shareholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Annual Meeting materials, as requested, to any shareholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Annual Meeting materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding. They will have their own procedures for shareholders who wish to receive individual copies of the proxy materials.
Q: Who will be entitled to vote?
Shareholders who own shares of our Class A common stock and Class B common stock, together as a single class, as of the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, the Company had 165,226,943 shares of Class A common stock and 37,654,059 shares of Class B common stock outstanding, respectively (together, the “common stock” or “shares”). Holders of shares of our Class A common stock and Class B common stock are each entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.
Q: What will I be voting on?
You will be voting on:
1.
the election of Barbara Byrne, Judy Cotte, Ronald D. McCray, and Gwen Reinke as Class III directors to serve on the Board until the 2027 annual meeting and until their successors are duly elected and qualified;

2.	the approval, on an advisory basis, of the compensation of the Company’s Named Executed Officers, as disclosed in this proxy statement, referred to as “Say-on-Pay”;
3.	the approval, on an advisory basis, of the preferred frequency of solicitation of future shareholder advisory votes on Named Executive Officer compensation, referred to as “Say-on-Pay Frequency”;
4.	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024; and
5.	any other business as may properly come before the meeting or any postponement or adjournment thereof.

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q: How does the Board recommend I vote on these matters?
The Board recommends you vote:
1.	FOR the election of Barbara Byrne, Judy Cotte, Ronald D. McCray, and Gwen Reinke as Class III directors;
2.	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers, as disclosed in this proxy statement;
3.	Every year, on an advisory basis, for the frequency of solicitation of future Say-on-Pay votes; and
4.	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024.
Q: How do I cast my vote?
Beneficial Shareholders. If you hold your shares through a broker, trustee, or other nominee, you are a beneficial shareholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank, or other nominee for instructions on how to vote the shares you hold as a beneficial shareholder.
Registered Shareholders. If you hold shares in your own name, you are a registered shareholder and may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/PWSC2024. You will need to log in by entering your unique 16-digit control number included on your proxy card. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:
1.	via the Internet at www.proxyvote.com;
2.	by phone by calling 1-800-690-6903; or
3.	by signing and returning a proxy card.
Proxies submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Standard Time, on May 1, 2024.
Q: Can I access the proxy materials electronically?
Yes. Our proxy materials are available at www.proxyvote.com and https://investors.
powerschool.com. In addition, instead of receiving future copies of our proxy statement and annual reports by mail, shareholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. If you would like to instruct us to send electronic copies of our proxy materials, you should follow the instructions available at www.proxyvote.com. Your election to receive future proxy materials by email will remain in effect until you revoke it.
Q: How may I change or revoke my proxy?
Beneficial Shareholders. Beneficial shareholders should contact their broker, trustee, or nominee for instructions on how to change their proxy vote.
Registered Shareholders. Registered shareholders may change a properly executed proxy at any time before its exercise:
1.	via the Internet at www.proxyvote.com;

Proxy Statement 2024
COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
2.	by phone by calling 1-800-690-6903;
3.	by signing and returning a new proxy card; or
4.	by voting at the virtual Annual Meeting.
Q: How can I attend the virtual Annual Meeting?
The Annual Meeting is being held as a virtual-only meeting.
If you are a shareholder of record as of the Record Date, you may attend, vote, and ask questions virtually at the meeting by logging in at www.virtualshareholdermeeting.com/PWSC2024 and entering the 16-digit control number listed on your proxy card or voting instructions form.
If you are a shareholder as of the Record Date and have logged in using your 16-digit control number, you may submit a question at any point during the meeting (until the floor is closed to questions) by typing your question into the “Ask a Question” field and clicking “Submit.” Shareholder questions or comments are welcome, but we will only answer questions pertinent to Annual Meeting matters, subject to time constraints. Questions regarding personal matters and statements of advocacy are not pertinent to Annual Meeting matters and therefore will not be addressed. Questions that are substantially similar may be grouped and answered together to avoid repetition. The audio broadcast of the Annual Meeting will be archived at www.virtualshareholdermeeting.com/PWSC2024 and at the PowerSchool Investor Relations site for at least one year.
If you are not a shareholder as of the Record Date or do not log in using your 16-digit control number, you may still log in as a guest and listen to the Annual Meeting, but you will not be able to ask questions or vote at the meeting.
Q: Why is the Annual Meeting virtual only?
Hosting a virtual meeting makes it easy for our shareholders to participate from any location around the world and provides cost savings for our shareholders and the Company.
Q: What is the voting requirement to approve each of the proposals, and how are the votes counted?
PROPOSAL 1 - ELECTION OF DIRECTORS
A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the four nominees receiving the highest number of “FOR” votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Votes that are “WITHHELD” with respect to one or more director nominees will result in the respective nominee receiving fewer votes, but they will not count as votes against a nominee and will have no effect on the outcome of the election of those nominees. The election of directors is not considered a “routine” matter, and therefore, if you are a beneficial shareholder and your bank, broker, or other nominee does not receive instructions from you, they may not vote your shares on your behalf (a broker non-vote). Broker non-votes will not impact the election of the nominees.

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
PROPOSAL 2 - ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The affirmative vote of a majority of the voting power of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement (commonly known as a “Say-on-Pay” proposal). Abstentions will be counted as present and entitled to vote and therefore will have the same effect as a vote against this proposal. The Say-on-Pay proposal is not considered a “routine” matter, and therefore, if you are a beneficial shareholder and your bank, broker, or other nominee does not receive instructions from you, they may not vote your shares on your behalf. Broker non-votes are not considered entitled to vote on this proposal and, therefore, will have no effect on the approval of this proposal. Although the results of this proposal are not binding on the Board, the Board will consider the results of the vote when making future decisions regarding these matters.
PROPOSAL 3 - ADVISORY VOTE ON THE PREFERRED FREQUENCY OF THE SHAREHOLDER ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The frequency that receives the highest number of votes cast will constitute the shareholders’ non-binding advisory vote with respect to Say-on-Pay Frequency. Although the results will not be binding on the Board, the Board will consider the results of the vote when making future decisions regarding the frequency with which to submit to a vote of shareholders the compensation of the Company’s Named Executive Officers. Abstentions and broker non-votes will not count in the determination of which alternative receives the highest number of votes and, therefore, will have no effect on Proposal 3.
PROPOSAL 4 - RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve Proposal 4. Abstentions will be counted as present and entitled to vote on the proposals and will therefore have the effect of a negative vote. We do not expect that there will be broker non-votes with respect to Proposal 4.
Q: When will the results of the vote be announced?
The preliminary voting results will be announced at the virtual Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.
Q: What is the deadline for submitting a shareholder proposal or director nomination for the 2025 annual meeting?
Shareholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the 2025 annual meeting, must be received by the Company’s Corporate Secretary at our principal executive offices at 150 Parkshore Drive, Folsom, California 95630 no later than November 29, 2024 and must otherwise comply with SEC Rule 14a-8.

Proxy Statement 2024
COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Shareholders who wish to make a director nomination or bring a proposal before the 2025 annual meeting (other than pursuant to Rule 14a-8) must comply with the advance notice provisions of the Company’s Amended and Restated Bylaws (“Bylaws”), which require, among other things, that you provide timely written notice of such proposal to the Corporate Secretary at the Company’s principal executive offices at the address set forth above no later than the close of business on January 31, 2025 and no earlier than the close of business on January 2, 2025. However, if the date of the 2025 annual meeting of shareholders is held more than 30 days before or 30 days after the first anniversary of the 2024 Annual Meeting, then our Corporate Secretary must receive the notice not later than the close of business on the later of the 90th day prior to the date of the 2025 annual meeting and the 10th day following the day on which public announcement of the date of the 2025 annual meeting is first made by us.
In addition to satisfying the requirements of the Bylaws, to comply with the requirements set forth in Rule 14a-19 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (the universal proxy rules), shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must also provide written notice to our Corporate Secretary that sets forth all the information required by Rule 14a-19(b) under the Exchange Act. Such notice must be postmarked or transmitted electronically to the Company at its principal executive offices at the address set forth above no later than March 3, 2025.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our Board, which is composed of 10 directors. The Company’s Amended and Restated Certificate of Incorporation (“Charter”) provides that the authorized number of directors may be changed only by resolution of our Board. Our Charter also provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the director class, name, age as of April 4, 2024, and other information for each member of our Board:
Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Amy McIntosh	I	65	Director	2021	2025
Laurence Goldberg	I	57	Co-Chair of the Board	2021	2025
Maneet S. Saroya	I	44	Co-Chair of the Board	2021	2025
Betty Hung	II	53	Director	2021	2026
Hardeep Gulati	II	49	Chief Executive Officer and Director	2021	2026
Zach Levitt	II	34	Director	2021	2026
Barbara Byrne	III	69	Director	2021	2024	2027
Gwen Reinke	III	63	Director	2021	2024	2027
Judy Cotte	III	54	Director	2021	2024	2027
Ronald D. McCray	III	66	Director	2021	2024	2027

Proxy Statement 2024
We believe that in order for our Board to effectively guide us to long-term sustainable and dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our shareholders, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including accounting and financial acumen, business judgment, crisis management, governance, leadership, people management, risk management, social responsibility, reputational issues, strategy, and strategic planning. Additionally, we desire that the Board have specific knowledge related to our industry, such as expertise in software and technology.
The Compensation and Nominating Committee of the Board (the “Compensation Committee”) believes that all directors must, at a minimum, meet the criteria set forth in the Company’s Code of Ethics and the Corporate Governance Guidelines, which specify, among other things, that the Compensation Committee will consider criteria such as independence, diversity, age, skills, and experience in the context of the needs of the Board. In addressing issues of diversity in particular, the Compensation Committee considers a nominee’s differences in gender, ethnicity, tenure, skills, and qualifications. The Compensation Committee believes that diversity of backgrounds and viewpoints is a key attribute for a director nominee. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Compensation Committee considers individuals with diverse viewpoints, accomplishments, cultural background, professional expertise, and diversity in gender, ethnicity, race, skills, and geographic representation, that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our shareholders.
Currently, of the 10 directors on our Board, five individuals self-identify as women and three individuals self-identify as ethnically-diverse. The Compensation Committee also will consider a combination of factors for each director, including (a) the nominee’s ability to represent all shareholders without a conflict of interest, (b) the nominee’s ability to work in and promote a productive environment, (c) whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director, (d) whether the nominee has demonstrated the high level of character, ethics and integrity expected by the Company, (e) whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly-traded company, (f) the nominee’s ability to apply sound and independent business judgment, and (g) the diverse attributes of the nominee, such as differences in background, qualifications, and personal characteristics.
The Compensation Committee has determined that all of our directors meet the criteria and qualifications set forth in the Company’s Code of Ethics, the Corporate Governance Guidelines, and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our shareholders: accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and social realities of the environment in which we operate, the independence and high performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors. Finally, the director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences, and attributes are essential to our Board’s ability to exercise its oversight function for the Company and its shareholders, and guide the long-term sustainable and dependable performance of the Company.
Our Class I directors will serve until the 2025 annual meeting, our Class II directors will serve until the 2026 annual meeting, and our Class III directors will serve until this Annual Meeting. In addition, our Charter provides that a director may be removed with or without cause by the affirmative vote of stockholders representing at least a majority in voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in an election of directors, voting together as a single class; provided, however, that at any time when VEP Group, LLC, Vista Equity Partners Fund VI-A, L.P., VEPF VI FAF L.P., and Vista Equity Partners Fund VI, L.P. (collectively, “Vista”), and Onex PowerSchool LP, Onex Partners IV Select LP, Onex US Principals LP, Onex Partners IV LP, Onex Partners IV GP LP, Onex Partners IV PV LP, and Pinnacle Holdings I LP. (collectively, “Onex,” and together with Vista, the “Principal Shareholders”) control less than 40% of our outstanding shares of Class A common stock, all directors may only be removed for cause, and only by the affirmative vote of holders of at least 66 2⁄3% in voting power of all the then-outstanding shares of capital stock of the Company entitled to vote thereon, voting together as a single class. In addition, our Charter also provides that, subject to the rights granted to one or more series of preferred stock then outstanding and as otherwise set forth in the Stockholders Agreement (as defined below), any newly created directorship on our Board that results from an increase in the number of directors and any vacancies on our Board resulting from death, resignation, disqualification, removal from office, or any other cause will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director (and not by the shareholders).
Stockholders Agreement
In connection with our initial public offering (“IPO”), we entered into a Stockholders Agreement with the Principal Shareholders (the “Stockholders Agreement”). The Stockholders Agreement provided each of Vista and Onex with an independent right to designate the following number of nominees for election to our Board: (i) three nominees for so long as such Principal Shareholder controls 25% or more of the voting power of our stock entitled to vote generally in the election of directors; (ii) two nominees for so long as such Principal Shareholder controls 15% or more of the voting power of our stock entitled to vote generally in the election of directors; and (iii) one nominee for so long as such Principal Shareholder controls 5% or more of the voting power of our stock entitled to vote generally in the election of directors. In addition, Vista and Onex are entitled to designate the replacement for any of its Board designees whose Board service terminates prior to the end of the director’s term, regardless of Vista and Onex’s beneficial ownership at that time. So long as such Principal Shareholder controls 5% or more of the voting power of our stock entitled to vote generally in the election of directors, such Principal Shareholder also has the right to

Proxy Statement 2024
designate one member of each committee of the Board, provided that such designee is a member of our Board and subject to compliance with applicable law and stock exchange rules. The Stockholders Agreement also prohibits us from increasing or decreasing the size of our Board without the prior written consent of Vista and Onex. The Stockholders Agreement will terminate at such time as Vista and Onex control, in the aggregate, less than 5% of the voting power.
Shareholder Recommendations for Director Nominees
The Compensation Committee will consider shareholder nominations for membership on the Board. For the 2025 annual meeting, shareholders wishing to make a director nomination must comply with the advance notice provisions of the Bylaws, which require, among other things, that you timely provide written notice of such nomination to the Company’s principal executive offices at 150 Parkshore Drive, Folsom, California 95630, Attn: Chief Legal Officer, no later than the close of business on January 31, 2025 and no earlier than the close of business on January 2, 2025. Such nominations will then be forwarded to the Chair of the Compensation Committee. In addition to satisfying the requirements of the Bylaws, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act (the universal proxy rules), shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must also provide written notice to our Corporate Secretary that sets forth all the information required by Rule 14a-19(b) under the Exchange Act. Such notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than March 3, 2025.
When filling a vacancy on the Board, the Compensation Committee identifies the desired skills and experience of a new director and nominates individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Compensation Committee may engage third parties to assist in the search and provide recommendations. Also, directors are generally asked to recommend candidates for the position. The candidates are then evaluated based on the process outlined in our Corporate Governance Guidelines and the Compensation Committee charter, and the same process is used for all candidates, including candidates recommended by shareholders.

PROPOSAL 1
Election of Directors
Our Board recommends that the nominees below be elected as members of the Board at the Annual Meeting:
Name	Class	Age*	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Barbara Byrne	III	69	Director	2021	2024	2027
Gwen Reinke	III	63	Director	2021	2024	2027
Judy Cotte	III	54	Director	2021	2024	2027
Ronald D. McCray	III	66	Director	2021	2024	2027
* Ages as of April 4, 2024.
Each nominee was recommended for re-election by the Compensation Committee for consideration by the Board and our shareholders. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.
Director Nominees to Serve for a Three-Year Term Expiring at the 2027 Annual Meeting
Barbara M. Byrne joined our Board in July 2021. Previously, Ms. Byrne worked for 37 years as an investment banker and was Vice Chairman of Investment Banking at Barclays (2008-2018) and Lehman Bothers (2004-2008). Ms. Byrne’s strategic corporate finance skills and experience have qualified her for several corporate boards. Ms. Byrne has been serving as an Independent Director of Paramount Global (formerly ViacomCBS) (NASDAQ: PARA) since December 2019, Carta Inc. since April 2021, and LanzaTech Global, Inc. (NASDAQ: LNZA) since February 2023. She served as an independent director of CBS Corp. (2018-2019), Hennessy Capital Investment Corp. (2020-2022), and Slam Corp (2021-2023). Ms. Byrne is a Lifetime Member of The Council of Foreign Relations since 2013 and as a staunch advocate for education, served as a Trustee of the Institute of International Education from March 2019 until June 2022. She currently serves as an Executive in Residence at Columbia Business School. She is a former Member of the British American Business Council from 2013-2017 and served as a Trustee of Mount Holyoke College from 2006 to 2016. Ms. Byrne holds a Bachelor of Arts in Economics from Mount Holyoke College.

Proxy Statement 2024
We determined that Ms. Byrne’s financial expertise and service on the boards of multiple large organizations qualify her to serve as a member of our Board.
Gwen Reinke joined our Board in July 2021. Ms. Reinke serves as Senior Managing Director and Co-Head of Vista’s Legal and Compliance department and has been its Chief Compliance Officer since 2014. She previously worked at Blum Capital Partners, LP as its General Counsel and Chief Compliance Officer from 2011 to 2014, as Associate General Counsel and Chief Compliance Officer from 2007 to 2010, and as Associate General Counsel from 1999 to 2006. Ms. Reinke holds a bachelor’s degree in business economics from the University of California, Los Angeles and a J.D. from the University of San Francisco School of Law.
We determined that Ms. Reinke’s experience in the areas of law and compliance qualifies her to serve as a member of our Board.
Judy Cotte joined our Board in July 2021. Ms. Cotte has served as Managing Director, Head of ESG at Onex since July 2021. From February 2019 to June 2021, Ms. Cotte was the founder and CEO of ESG Global Advisors, a firm that bridges the gap between companies and investors on environmental, social and governance (ESG) factors. Prior to forming ESG Global Advisors, Ms. Cotte served as V.P. & Head of Corporate Governance & Responsible Investment for RBC Global Asset Management from November 2012 to February 2019 and was a member of the firm’s Executive Committee. Prior to that, Ms. Cotte served as the Director of Policy Development & Chief Operating Officer for the Canadian Coalition for Good Governance, a coalition of most of Canada’s largest institutional investors. Judy is a Director of Gibson Energy (TSX:GEI), and a member of the ESG Advisory Counsel for Export Development Canada and the TSX Listings Advisory Committee. She is a former director of Altius Renewable Royalties (TSX: ARR) and a former Board Advisor to Connor, Clark & Lunn Financial Group. Ms. Cotte holds a law degree from the University of Toronto and a Master’s degree in securities law from Osgoode Hall Law School at York University.
We determined that Ms. Cotte’s leadership experience and expertise in environmental, social, and governance factors qualify her to serve as a member of our Board.
Ronald D. McCray joined our Board in July 2021. Currently, Mr. McCray serves as an advisor to RLJ Equity Partners, a private equity firm and 645 Ventures, a high technology venture capital firm. He previously served as chairman of the board of Career Education Corporation from July 2015 to October 2015 and served as its interim president and chief executive officer from February 2015 to April 2015. Mr. McCray has served on the board of DallasNews Corporation (NASDAQ: DALN) since September 2010, has served on the board of Pathward Financial, Inc. (formerly known as Meta Financial Group, Inc.) (NASDAQ: CASH) since February 2021, and previously served on the board of TESSCO Technologies Incorporated (NASDAQ: TESS) from November 2020 to January 2021. Mr. McCray holds a bachelor’s degree in American Government and Politics from Cornell University and a J.D. from Harvard Law School.

We determined that Mr. McCray’s experience in the leadership of large organizations, accounting, finance, corporate governance, risk management, operations and marketing, as well as his experience in serving on public company boards, qualify him to serve as a member of our Board.
The Board recommends a vote “FOR” the election of each of the four director nominees.
Continuing Directors
Amy McIntosh has served as a member of our Board since July 2021. Ms. McIntosh has been a board member of EAB Global, Inc. (“EAB”) since November 2019, and an advisory board member of Education Trust, NY from 2019 to 2023. Since March 2023, Ms. McIntosh has served as the Chief Marketing Officer of New York University’s School of Professional Studies. She has served at New York University as Assistant Dean of Marketing from September 2022 to February 2023, at City University of New York as the associate vice chancellor for Academic Strategy from July 2017 to October 2019 and as chief of staff to the interim chancellor from June 2018 to July 2019, at the U.S. Department of Education in the Office of Planning, Evaluation and Policy Development as the Acting Assistant Secretary from March 2015 to January 2017 and as the principal deputy assistant secretary for P-12 policy from January 2014 to March 2015, and at the N.Y. State Education Department as a senior fellow from October 2010 to December 2013. Ms. McIntosh holds a Bachelor’s degree in Economics from Harvard University and a Master of Business Administration from Harvard Business School.
We determined that Ms. McIntosh’s experience in the public education sector and her experience serving as an advisory board member qualify her to serve as an independent director on the Board.
Betty Hung has served as a member of our Board since July 2021. Ms. Hung joined Vista in 2007 and currently serves as a Managing Director. She currently sits on Vista’s executive committee and sits on the Vista Flagship Funds’ Investment Committee. Ms. Hung currently sits on the boards of Advanced, EAB, EagleView, Finastra, Cloud Software Group and Xactly. Prior to her role as a Managing Director at Vista, Ms. Hung was an Operating Senior Vice President, served as the chief financial officer of Vista, portfolio company SumTotal, and was the chief operating officer of Vista Consulting Group. Prior to joining Vista, Ms. Hung served as the vice president of Portfolio Company Operations at Garnett & Helfrich Capital. Before her time with Garnett & Helfrich, Ms. Hung worked at OSIsoft, a privately held software company that delivers real-time performance data to the world’s leading process manufacturing, life sciences, and utility companies, where she was the chief financial officer. Prior to OSIsoft, Ms. Hung worked at Goldman, Sachs & Co. as a vice president in the High Technology group.

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Ms. Hung also previously worked at Alex, Brown & Sons in its High Technology Investment Banking group. Ms. Hung received a bachelor’s degree with a double-major in economics and Chinese studies from Wellesley College, cum laude, and an M.P.P.M. with a concentration in finance, from Yale School of Management.
We determined that Ms. Hung’s experience with a variety of software and technology companies and her experience in the areas of business operations and corporate finance qualify her to serve as a director on the Board.
Hardeep Gulati has served as our Chief Executive Officer (“CEO”) and as a member of our Board since August 2015. Prior to joining PowerSchool, Mr. Gulati was the general manager of SumTotal Systems, a talent expansion solution, after it was acquired by Skillsoft in August 2014 and served as its Chief Executive Officer, Chief Operating Officer and EVP of Products and Support from 2011 to 2014. Under Mr. Gulati’s leadership, SumTotal became the market leader in enterprise learning systems and saw record-breaking growth in cloud computing services. Prior to SumTotal, Mr. Gulati led strategy and product development across a variety of enterprise application areas at Oracle Corporation (NYSE: ORCL) from 2002 until 2011. Mr. Gulati holds an MBA from the University of Pennsylvania’s Wharton School, received a master’s degree in computer science from the Indian Institute of Technology Bombay and is a graduate of Visvesvaraya National Institute of Technology.
We determined that Mr. Gulati’s extensive knowledge of our business and strategy, as well as his experience in the technology industry and leadership role with us as our CEO, qualify him to serve as a director on the Board.
Laurence Goldberg, Co-Chair, has served as co-chair of the Board since July 2021. Mr. Goldberg has served as a Managing Director of Onex since 2017. Prior to joining Onex, Mr. Goldberg served as the Global Head of Technology, Media & Telecommunications investment banking at Barclays, where he worked from 2008 to 2017. Previously, he was the Head of Technology investment banking at Lehman Brothers from 2005 to 2008 and a member of Credit Suisse First Boston’s technology investment banking group from 1999 to 2005. Mr. Goldberg received a bachelor’s degree from the Wharton School at the University of Pennsylvania.
We determined that Mr. Goldberg’s experience in the areas of technology, corporate strategy, finance, and business transactions qualifies him to serve as a director on the Board.
Maneet S. Saroya, Co-Chair, has served as co-chair of the Board since July 2021. Mr. Saroya joined Vista in 2008. Mr. Saroya is currently a senior managing director of Vista, is Co-Head of the Vista Flagship Fund and sits on the Vista Flagship Funds’ Investment Committee. Prior to joining Vista, Mr. Saroya worked as a senior research analyst for JMP Securities, where he provided research for buy-side clients on public on-demand (SaaS) companies. Mr. Saroya previously worked as an associate for the enterprise software/applications team. Before his time with JMP, Mr. Saroya worked for Siebel Systems in a sales capacity for the CRM On Demand division. Prior to Siebel, Mr. Saroya worked for Cisco Systems in various operations roles. Mr. Saroya received a bachelor’s degree from California Polytechnic State University.

We determined that Mr. Saroya’s experience in the areas of corporate strategy, technology, finance, and private equity qualifies him to serve as a director on the Board.
Zach Levitt has served as a member of our Board since November 2023. Mr. Levitt is a Senior Principal at Onex Partners. Since joining Onex in 2016, Mr. Levitt has worked on several Onex Partners’ investments and currently sits on the boards of Imagine Learning, Ryan LLC, and Unanet. Prior to joining Onex, Mr. Levitt worked in the Financial Sponsors Group at Bank of America Merrill Lynch in New York from 2011 to 2016. Mr. Levitt is a Certified Public Accountant and holds a Bachelor of Science degree in Accounting from the Alfred Lerner College of Business & Economics at the University of Delaware.
We determined that Mr. Levitt’s experience in the areas of corporate strategy, finance, technology, and private equity qualifies him to serve as a director on the Board.
Controlled Company and Independence Status
Our Principal Shareholders control a majority of the voting power in us. As a result, we are a “controlled company.” Under the New York Stock Exchange (the “NYSE”) rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that:
•	we have a Board of Directors that is composed of a majority of “independent directors,” as defined under the rules of such exchange;
•	we have a compensation committee that is composed entirely of independent directors;
•	we have a nominating and corporate governance committee that is composed entirely of independent directors; and
•	our Board conducts annual performance evaluations.
As a controlled company, however, we are subject to the rules of the Sarbanes-Oxley Act and the NYSE with respect to the composition of our Audit Committee. Under these rules, all members of an audit committee, consisting of at least three members, must be independent. Our Board has affirmatively determined that Ms. Byrne, Ms. McIntosh, and Mr. McCray meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of the NYSE. Therefore, all members of our Audit Committee are independent.
We rely on the controlled company exemption, and as a result, our Board is not comprised of a majority of independent directors, and our Compensation Committee is not comprised entirely of independent directors.

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At such time as we are not a “controlled company” under the corporate governance standards, our committee membership will comply with all applicable requirements of those standards and a majority of our board of directors will be “independent directors,” as defined under the rules of the NYSE.
Board Meetings and Committees
For the year ended December 31, 2023, our Board held five meetings. During 2023, the Audit Committee held four meetings and the Compensation Committee held seven meetings. Directors are expected to attend the Annual Meeting and all or substantially all of the Board meetings and meetings of committees on which they serve. In 2023, each director attended at least 75% of the meetings of the Board and the total number of meetings held by any of the committees of the Board on which the director served during such director’s tenure and all of the members of the Board attended the 2023 annual meeting.
Additionally, the NYSE rules require that non-management directors of a listed company meet periodically in executive sessions and that independent directors meet in executive session at least once a year. The Company’s independent directors met separately in executive session at least one time during 2023. Ms. Byrne presided over the executive sessions of independent directors.

Board Member	Audit Committee	Compensation and Nominating Committee
Laurence Goldberg		X
Maneet S. Saroya		X
Zach Levitt		X
Barbara Byrne	X (Chair)
Judy Cotte
Hardeep Gulati
Betty Hung		X (Chair)
Ronald D. McCray	X
Amy McIntosh	X
Gwen Reinke

Our Board has an Audit Committee and a Compensation Committee. The composition, duties and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.
Each of our standing committees has a written charter which is available on the Investor Relations page of our website at https://esg.powerschool.com/governance. Our website is not part of this notice and proxy statement.
Audit Committee
Our Audit Committee is composed of Ms. Byrne, Mr. McCray, and Ms. McIntosh, with Ms. Byrne serving as Chair. Our Board has affirmatively determined that Ms. Byrne, Mr. McCray, and Ms. McIntosh meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of the NYSE. As a result, we comply with the audit committee requirements of the NYSE, which require that our Audit Committee be composed of all independent directors.
In addition, our Board has determined that Ms. Byrne is an “audit committee financial expert” within the meaning of SEC regulations and applicable listing standards of the NYSE. This designation does not impose on Ms. Byrne any duties, obligations, or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board.
The Audit Committee is responsible for, among other matters:
1.	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;
2.	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
3.
discussing on a periodic basis, or as appropriate, with management and the independent registered public accounting firm, our policies, programs and controls with respect to risk assessment and risk management;

4.
reviewing and discussing with management and the independent registered public accounting firm, our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

5.	reviewing our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;
6.	reviewing and discussing with management our earnings releases and scripts;
7.	monitoring the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;
8.	reviewing management’s report on its assessment of the effectiveness of internal control over financial reporting and any changes thereto;
9.	reviewing the adequacy and effectiveness of our internal control over financial reporting;

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10.	establishing policies and procedures for the receipt, retention, follow-up and resolution of accounting, internal controls or auditing matters, complaints and concerns;
11.
recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

12.	monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
13.	preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;
14.	reviewing and assessing annually treasury functions including cash management process;
15.	investigating any matters received, and reporting to our Board periodically, with respect to ethics issues, complaints and associated investigations;
16.	reviewing the Audit Committee charter and the committee’s performance at least annually;
17.	consulting with management to establish procedures and internal controls relating to cybersecurity; and
18.	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions.
Compensation and Nominating Committee
Our Compensation Committee is composed of Ms. Hung, Mr. Goldberg, Mr. Levitt, and Mr. Saroya, with Ms. Hung serving as Chair.
The Compensation Committee is responsible for, among other matters:
1.	annually reviewing and approving corporate goals and objectives relevant to the compensation of our CEO;
2.	evaluating the performance of our CEO in light of such corporate goals and objectives and recommending to the Board the compensation of our CEO based on such evaluation;
3.	reviewing and approving the compensation of our other executive officers;
4.	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
5.	conducting the independence assessment outlined in the NYSE rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
6.	annually reviewing and reassessing the adequacy of the Compensation Committee charter in its compliance with the listing requirements of the NYSE;

7.	reviewing and establishing our overall management compensation, philosophy and policy;
8.	overseeing and administering our compensation and similar plans;
9.	reviewing and making recommendations to our Board with respect to director compensation;
10.	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K;
11.	developing and recommending to our Board criteria for board and committee membership;
12.
subject to the rights of our Principal Shareholders under the Stockholders Agreement as described in “Certain Relationships and Related Party Transactions—Stockholders Agreement,” identifying and recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;

13.	developing and recommending to our Board best practices and corporate governance principles;
14.	developing and recommending to our Board a set of corporate governance guidelines; and
15.	reviewing and recommending to our Board the functions, duties and compositions of the committees of our Board.
Board Leadership Structure
The following section describes our Board leadership structure, the reasons our Board considers that this structure is appropriate at this time, the roles of various positions, and related key governance practices. Our Board believes that the mix of experienced independent directors and directors affiliated with our Principal Shareholders that currently make up our Board, our Board committee composition, and the separation of the roles of Chair and CEO benefit the Company and its shareholders.
Co-Chairs of the Board and Chief Executive Officer
With respect to the roles of Chair and CEO, our Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board will exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Our Corporate Governance Guidelines are available on our website at https://esg.powerschool.com/governance.
Currently, the Board has appointed two of its members to act as Co-Chairs, Mr. Goldberg and Mr. Saroya, and those roles are separated from the role of the CEO, which is held by Mr. Gulati. The Board believes that having Co-Chairs and separating the roles of Chair and CEO at this

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time is the most effective leadership structure because it allows both Mr. Goldberg and Mr. Saroya to leverage their strong backgrounds to provide strategic guidance and effective oversight of management and Mr. Gulati to focus on the management and day-to-day operations of the Company.
Self-Evaluation
Our Compensation Committee conducts an annual performance evaluation of the Board to determine whether the Board, its committees, and the directors are functioning effectively. The evaluation includes survey materials as well as individual conversations between each director and the Co-Chairs. The survey materials solicit feedback on organizational and governance matters, Board structure, management support, and meeting administration. The evaluation focuses on the Board’s and the committees’ contributions to the Company, with an enhanced focus on areas in which the Board or management believes that the Board could improve.
As part of the annual Board self-evaluation, the Board evaluates whether the current leadership structure continues to be appropriate for the Company and its shareholders. Our Corporate Governance Guidelines provide the flexibility for our Board to modify our leadership structure in the future as appropriate.
Management Succession
The Compensation Committee reviews and approves corporate goals and objectives relevant to CEO compensation and evaluates the CEO’s performance in light of these goals and objectives. The Compensation Committee recommends to the Board the CEO’s compensation level or changes to such level based on the evaluation of the CEO’s performance and any other factors the Compensation Committee deems relevant. The Compensation Committee develops and recommends to the Board a CEO succession plan, which is reviewed and revised periodically. The full Board works with the Compensation Committee to evaluate potential successors to the CEO and other officers. The CEO or other officer makes available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.
Risk Oversight
Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, improve long-term organizational performance, and enhance shareholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full Board in reviewing our business is an integral aspect of its assessment of the Company’s risk profile and also its determination of what constitutes an appropriate level of risk.

While our full Board has overall responsibility for risk oversight, it has delegated primary oversight of certain risks to its committees.
Our Audit Committee monitors our major financial and security risk exposures, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Board exercises oversight over risks from cybersecurity threats through the assessment of management during and outside of scheduled Board meetings. Our Board receives quarterly updates on the health and maturity of our cybersecurity program, as well as updates regarding key relevant matters. Our Audit Committee also monitors compliance with legal and regulatory requirements, and Company management provides our Audit Committee with periodic reports on our compliance programs.
Our Compensation Committee oversees the design and implementation of our compensation policies and programs, and monitors the incentives created by these policies and programs to determine whether they encourage excessive risk-taking. Our Compensation Committee also assesses the relationship between risk management policies and practices and compensation, and evaluates compensation policies and practices that could mitigate any such risk. Our Compensation Committee oversees our major corporate governance risks.
In connection with its reviews of the operations of our business, our full Board addresses the primary risks associated with our business, such as strategic planning. At this time, the Board believes having our Co-Chairs of the Board separate from the CEO position enhances the Board’s independent oversight of management, strategic planning, risk oversight, and mitigation of the Company’s operations. Additionally, the Co-Chairs of the Board ensure there is sufficient time on the Board agenda for topics related to risk management. Our Board appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge.
We are committed to ensuring that our Board and its committees are consistently updated on threats to our business and that they receive consistent updates on risk mitigation processes. At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to the most significant risks that could affect our business, such as legal risks, cybersecurity and privacy risks, and financial, tax, and audit related risks.
Code of Ethics
We have adopted a Code of Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our Code of Ethics is available on our website at https://esg.powerschool.com/governance. We intend to disclose any amendments to the Code, or any waivers of its requirements, on our website.

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Communications by Shareholders and Other Interested Parties with the Board
Shareholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by sending regular mail to:
PowerSchool Holdings, Inc.
150 Parkshore Drive
Folsom, California 95630
Telephone: (877) 873-1550
Attention: Board of Directors
c/o Chief Legal Officer
Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. The Company will receive the communications and process them before forwarding them to the addressee. The Company may also refer communications to other departments within the Company. The Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.

Executive Officers
Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of the Company as of April 4, 2024:
Name	Age	Position
Hardeep Gulati	49	Chief Executive Officer and Director
Eric Shander	55	President & Chief Financial Officer
Shivani Stumpf	41	Chief Product and Innovation Officer
Devendra Singh	59	Chief Technology Officer
Anthony Kender	65	Chief Revenue Officer
Fred Studer	55	Chief Marketing Officer
Michael C. Bisignano	53	Chief Legal Officer
Hardeep Gulati is our Chief Executive Officer. His biography can be found above under “Proposal 1— Election of Directors—Continuing Directors.”
Eric Shander has served as our Chief Financial Officer (“CFO”) since April 2020 and as our President since November 2022. Prior to joining PowerSchool, Mr. Shander served as Executive Vice President and Chief Financial Officer of Red Hat from December 2016 to October 2019, and served as its Vice President and Chief Accounting Officer from November 2015 to December 2016. Mr. Shander previously held various finance and accounting positions at International Business Machines (NYSE: IBM) and Lenovo. Mr. Shander holds an MBA from Fordham University, a bachelor’s degree in accounting and finance from Penn State University and is a certified public accountant.
Shivani Stumpf has served as our Chief Product and Innovation Officer since October 2023 and previously served as the Senior Vice President of Engineering. Prior to joining PowerSchool in October 2020, Ms. Stumpf served as the Chief Technology Officer of Hoonuit from October 2017 to October 2020. Ms. Stumpf holds a Masters of Sciences degree in Computer Sciences from St. Cloud State University and earned a Bachelor of Science and Engineering degree in Computer Engineering from Manipal Institute of Technology.
Devendra Singh has served as our Chief Technology Officer since 2018. Prior to joining PowerSchool, he served as the Vice President of Product Development at Oracle from 2008 to 2018. Mr. Singh earned his Bachelor of Engineering degree from Delhi College of Engineering and an MBA from University of Michigan Ross School of Business.
Anthony Kender has served as our Chief Revenue Officer since November 2022. Prior to joining PowerSchool, Mr. Kender was CRO at FinancialForce.com Inc. (“FinancialForce”) where

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he was responsible for all go-to-market teams from sales to marketing to channels from January 2020 to June 2022. Mr. Kender also served as Senior Vice President & General Manager of North America Human Capital Management Sales at Oracle from November 2013 to January 2020. In this role, he led the Oracle Enterprise go-to-market sales strategy and execution. In addition, Mr. Kender has held sales and marketing leadership roles at CorpU, Intralinks, SAP, and ADP. Mr. Kender holds a Bachelor of Science degree in Marketing from Pennsylvania State University. He also has Harvard Executive Training in various leadership and sales skills.
Fred Studer has served as our Chief Marketing Officer since August 2022. Mr. Studer joined PowerSchool from TIBCO where he served as CMO from September 2019 to August 2022 and where he recrafted the brand narrative, corporate identity, and execution strategy, rationalized product go-to-market strategy and market segmentation to drive profit and growth; and modernized demand generation to drive reduction of spend and increased conversions. Previously, he was CMO at FinancialForce from March 2017 to June 2019, where he led the modernization of the brand, defined a targeted go-to-market model, and helped to dramatically improve marketing ROI and efficiency. Mr. Studer has also led worldwide marketing as the CMO of Gigamon and NetSuite, and before that, spent over decade at Microsoft leading the Office division and was Group Vice President of Oracle’s Business Applications marketing business. Mr. Studer received his B.S. in accounting and finance from the University of Colorado Boulder.
Michael C. Bisignano has served as our Chief Legal Officer and Corporate Secretary since August 2021. Prior to PowerSchool, Mr. Bisignano served as Senior Vice President, General Counsel, and Corporate Secretary of Terminix Global Holdings Inc. (formerly known as ServiceMaster Global Holdings Inc.), a global services company, from October 2018 to March 2021. From 2015 until 2018, Mr. Bisignano served as Executive Vice President, General Counsel, and Secretary of CA Technologies, a leading global technology company. From 2010 until 2015, he served as Senior Vice President, General Counsel and Corporate Secretary for Blackboard Inc., a multinational education technology company. He previously held positions at technology companies Online Resources Corporation and Arbros Communications and with the law firm Milbank, Tweed, Hadley & McCoy, and began his career as an investment banker at Morgan Stanley. He received his J.D. with honors from Harvard Law School, his B.S. in Economics/ Finance from the Wharton School of Business and his B.A. in International Relations from the University of Pennsylvania.

PROPOSAL 2
Non-Binding Advisory Approval of Named Executive Officer Compensation (Say-on-Pay)

Section 14A of the Exchange Act, which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC (the “Dodd-Frank Act”), requires that we provide shareholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of the executive officers named in the Summary Compensation Table under “Executive Compensation,” whom we refer to as our “Named Executive Officers” as disclosed in this proxy statement. This proposal is commonly referred to as “Say-on-Pay.”
Our executive compensation programs are designed to attract, motivate, and retain individuals who are critical to our success, and to pay for performance. Shareholders are urged to read the “Executive Compensation” section of this proxy statement, including the section entitled “Compensation Discussion and Analysis,” which describes our executive compensation philosophy and programs in greater detail, as well as compensation decisions made by our Compensation Committee with respect to the year ended December 31, 2023.
Our Board is asking shareholders to approve, on a non-binding advisory basis, the following resolution:
“RESOLVED, that the compensation paid to PowerSchool Holdings, Inc.’s (the “Company”) Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Shareholders (the “Proxy Statement”) pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion disclosed in the Proxy Statement, is hereby approved.”
As an advisory vote, this proposal is non-binding on the Board and does not create or imply any duty of or require any action to be taken by the Company or the Board (or any committee of the Board), as applicable. However, the Compensation Committee and our Board value the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future decisions on Named Executive Officer compensation.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS PRESENTED IN THIS PROXY STATEMENT.

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PROPOSAL 3
Non-Binding Advisory Vote on the Frequency of the Say-on-Pay Vote (Say-on-Pay Frequency)

As described in Proposal 2 above, PowerSchool’s shareholders are being provided the opportunity to cast an advisory vote on PowerSchool’s Named Executive Officer compensation, as disclosed in this proxy statement. The advisory vote on executive compensation described in Proposal 2 above is referred to as a “Say-on-Pay vote.” Section 14A(a)(2) of the Exchange Act requires us, at least once every six years, to solicit the preference of our shareholders as to whether future Say-on-Pay votes should be held every one, two, or three years. The Board will take into consideration the outcome of this vote in making a determination about the frequency of future advisory votes on Named Executive Officer compensation. However, because this vote is advisory and non-binding, the Board may decide that it is in the best interests of our shareholders and the Company to hold the advisory vote to approve executive compensation more or less frequently.
Under this Proposal 3, shareholders may vote to have the Say-on-Pay vote every year, every two years, or every three years. Our Board believes that Say-on-Pay votes should be conducted every year so that shareholders may annually express their views on our Named Executive Officer compensation. An annual advisory Say-on-Pay vote is consistent with our policy of reviewing our executive compensation program annually. We believe an annual vote would be the best governance practice for our Company at this time and in the best interests of the Company and its shareholders. The Board and the Compensation Committee of our Board each value the opinions expressed by shareholders in these votes and will consider the outcome of these votes when making future decisions on executive compensation.
Although we recognize the potential benefits of having less frequent advisory votes on Named Executive Officer compensation (including allowing the Company additional time to conduct a more detailed review of its compensation practices in response to the outcome of shareholder advisory votes), we recognize that the widely adopted standard is to hold “Say-on-Pay” votes annually. We also acknowledge current shareholder expectations regarding having the opportunity to express their views on the Company’s compensation of its Named Executive Officers on an annual basis. In light of investor expectations and prevailing market practice, the Board recommends that the advisory vote on Named Executive Officer compensation occur every year.
THE BOARD RECOMMENDS A VOTE TO HOLD FUTURE SAY-ON-PAY VOTES EVERY YEAR.

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes our compensation objectives and programs for our Named Executive Officers (or “NEOs”). This Compensation Discussion and Analysis also describes the specific decisions and the processes supporting those decisions and recommendations, which were made by the Compensation Committee with respect to 2023 for the Named Executive Officers.
For 2023, our Named Executive Officers were:
Name	Title
Hardeep Gulati	Chief Executive Officer
Eric Shander	President; Chief Financial Officer
Devendra Singh	Chief Technology Officer
Shivani Stumpf	Chief Product and Innovation Officer
Michael Bisignano	Chief Legal Officer
Marcy Daniel(1)	Chief Product Officer (Former)
(1)	Ms. Daniel served as the Company’s Chief Product Officer until October 6, 2023.
2023 Company Performance Snapshot
2023 was a year of continued growth for our Company. Relative to 2022, 2023 revenue increased by 10.6%, from $630.7 million to $697.6 million, and Annualized Recurring Revenue (“ARR”) increased by 17.7%, from $596.2 million to $701.5 million, reflecting successful implementation of our customer success strategy, across our customer base, combined with cross-selling. ARR represents the annualized value of all recurring contracts as of the end of the period. ARR mitigates fluctuations due to seasonality, contract term, one-time discounts given to help customers meet their budgetary and cash flow needs, and the sales mix for recurring and non-recurring revenue. We record ARR at the time a customer purchases a new product or renews an existing product, and at a value that represents the contracted annual recurring revenue value excluding any granted onetime discounts. ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast, and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

Proxy Statement 2024
Even though our net loss increased by 40.8% from $27.7 million to $39.1 million, our Adjusted EBITDA increased 18.1%, from $196.4 million in 2022 to $231.9 million in 2023. Adjusted EBITDA is not a financial measure prepared in accordance with generally accepted accounting principles ("GAAP"). For information on how we compute this non-GAAP financial measure and a reconciliation of the most directly comparable financial measure prepared in accordance with GAAP, please refer to "Appendix A" in this proxy statement.
Our Adjusted EBITDA also increased 18.1%, from $196.4 million in 2022 to $231.9 million in 2023.(1)
In addition, from 2015 to 2023, we acquired and have successfully integrated 18 complementary businesses to enhance our software and technology capabilities. On August 9, 2023, we acquired all of the equity interest of Jarulss Software Solutions Private Limited (“Neverskip”), a leading provider of school solutions software in India. On October 3, 2023, we closed our acquisition for all the ownership interests of SchoolMessenger, a leading provider of K-12 communication tools in North America, from West Technology Group, LLC. In addition, on January 22, 2024, we acquired all of the equity interest of Allovue, Inc., a leading K-12 financial budgeting, planning, and analytics software in the U.S. We plan to continue to make product, personnel, partnership, and acquisition-related investments to expand geographically and support our long-term growth.
Say-on-Pay
Prior to fiscal 2023, we were considered an “emerging growth company” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and as such, we have not previously been required to conduct a Say-on-Pay vote, so this year we will be conducting our first Say-on-Pay vote. While this vote is advisory and not binding, our Board and the Compensation Committee value the opinions of our shareholders. The Compensation Committee strives to ensure our executive compensation program supports alignments with the interests of our shareholders and adheres to our pay for performance philosophy. See "Proposal 2—Non-Binding Advisory Approval of Named Executive Officer Compensation (Say-on-Pay)."
We are also conducting our first advisory vote as to whether future Say-on-Pay votes should be held every one, two, or three years. We have recommended a policy of conducting an annual advisory vote on executive compensation . See “Proposal 3—Non-Binding Advisory Vote on the Frequency of the Say-on-Pay Vote (Say-on-Frequency).”
(1)
Adjusted EBITDA is not a financial measure prepared in accordance with generally accepted accounting principles (“GAAP”). For information on how we compute this non-GAAP financial measure and a reconciliation of the most directly comparable financial measure prepared in accordance with GAAP, please refer to “Appendix A” in this proxy statement.

Compensation Components and Key Practices
Our Compensation Committee designed our executive compensation program to support strategic growth plans and long-term alignment with and commitments to our shareholders. The Compensation Committee implemented the following changes for fiscal year 2023:
Fiscal 2023 Compensation Related Action	Overview
Market Median Focused Pay Philosophy
The Compensation Committee approved our executive compensation philosophy (further described below) to specifically note its intention for overall NEO target total direct compensation levels, on average, to be positioned within a competitive range of market median for comparable roles. The Compensation Committee also approved a compensation benchmarking peer group, as a reference point for decision-making, of broadly relevant companies from a size and business perspective (further described below under “Peer Group”) against which it compares NEO pay levels and practices, considering input from its independent compensation consultant and management.

Named Executive Officer Target Pay Levels
During the first quarter of 2023, the Compensation Committee approved the target total direct compensation levels for our NEOs other than the CEO, and recommended target total direct compensation levels for our CEO to the Board for approval. We define “target total direct compensation” to include base salary, target annual incentive, and target grant date fair value of equity awards. Following these approvals, our NEOs’ target total direct compensation, on average, approximated the median of the peer group.

Equity Award Vehicle Mix
In 2023, the Compensation Committee granted to our CEO and President and CFO performance-based RSUs as 75% and 50% of each NEO’s annual equity grant, respectively, with the remaining 25% and 50% of the annual equity grant, respectively, awarded in the form of time-based RSUs. The change for our CEO and President and CFO was made to further support alignment of actual compensation with shareholder outcomes in terms of absolute stock price results. The performance-based RSUs (also referred to as Market Share Units or MSUs) have a multi-year performance period and vest over three years. The performance metric is absolute stock price performance, and 0% to 200% of the target MSUs may be earned based on absolute PowerSchool stock price performance outcomes during the performance and vesting period. The other NEOs were granted 100% of their annual equity award in the form of time-based RSUs, that vest over four years, 25% after one year and in equal quarterly installments thereafter. The Committee also expressed an intention to expand its use of performance-based RSUs in future years, in terms of metrics and participation.

Proxy Statement 2024
The following chart summarizes the primary components, objectives, and time frames of our executive compensation program for fiscal 2023. We use a combination of cash and equity incentive awards to foster and reward performance in key areas over near-, mid-, and long-term timeframes. We discuss each component further below.
Type	Component	Form	Terms	Objective	Performance/ Vesting Period
Fixed Compensation	Base Salary	Cash	Fixed pay reflective of role, responsibilities and individual performance	Competitively compensate executives for their level of responsibility, skills and sustained individual contribution	N/A
Variable Compensation (Performance-Based Pay)	Annual Incentive Award (“STIP”)	Cash
Variable, performance-based cash compensation earned based on performance against pre-established annual goals

Annual payouts range from 0% to 100% of the “target” + “stretch” incentive opportunity (as described below)
				Link pay outcomes to annual operating, strategic performance, and individual objectives	1 year performance period
	Long-Term Equity Incentive Awards	Market Share Units (“MSUs”)
For 2023, variable, performance-based equity compensation earned based on absolute PowerSchool stock price performance during the three-year performance period

Payouts can range from 0% to 200% of the “target” number of units

Paid in shares of PowerSchool common stock upon vesting
				Link rewards to multi-year shareholder outcomes Aid in retention and support stock ownership	Eligible to vest 50% after 2 years and 50% after 3 years, based on performance level achievement
Time-Based Compensation	Long-Term Equity Incentive Awards	Restricted Stock Units (“RSUs”)	Paid in shares of PowerSchool common stock upon vesting Dividend equivalent units, if/when applicable, accumulate during the vesting period, but are not paid unless the underlying RSUs vest	Link rewards to stock price Aid in retention and support stock ownership	Vest over 4 years, 25% after 1 year and then in equal quarterly installments thereafter.

Pay Mix
In 2023, 95% of our CEO’s target total direct was variable (“at risk”). This directly ties our CEO’s pay outcomes to Company performance outcomes, including financial results, strategic initiatives, and stock price performance which directly aligns with the interests of our shareholders.

2023 CEO Target Total Compensation Mix

Salary
5%
Annual
Incentive
6%
RSUs
22%
MSUs
67%
Variable Compensation
(95%)

2023 CEO Long-Term Incentive Mix

RSUs
25%
MSUs
75%
Performance Based
(75%)

Process for Determining Executive Compensation
Compensation and Nominating Committee
The Compensation Committee is responsible for approving (or recommending to the Board for approval, as applicable) our executive officer compensation, which includes the compensation of our Named Executive Officers. The Compensation Committee works closely with its independent compensation consultant and management to examine pay and performance matters throughout the year. The Compensation Committee held seven meetings in 2023, which typically included an executive session without management present. The Compensation Committee's charter may be accessed under on our website at https://esg.powerschool.com/governance.
The Compensation Committee has authority to approve the compensation of the Named Executive Officers other than the CEO and to review and recommend to the Board for approval the compensation of the CEO. The CEO meets with the Compensation Committee and the independent compensation consultant to discuss Company and individual performance objectives and outcomes, and review compensation recommendations for executive officers, including the other Named Executive Officers. Thereafter, the Compensation Committee meets separately with its independent compensation consultant to review and make recommendations to the Board with respect to the compensation of our CEO. In addition, management provides other information and analyses, as requested by the Compensation Committee.

Proxy Statement 2024
During the first quarter of each fiscal year, the Compensation Committee approves (or recommends to the Board for approval, as applicable) the following, as explained further below:
•	changes to executive officer base salaries and incentive targets, if any, for the current year;
•	STIP (short-term incentive plan) payout, if any, for the previous fiscal year and assessment of performance achievement for MSU awards and, in future years, payouts under MSU awards;
•	STIP and LTIP design and targets for the current fiscal year; and
•	approach, mix and design for annual equity grants for the current fiscal year.
Agenda items for the second, third, and fourth fiscal quarter vary each year but always include a review of the Company's performance and progress toward the achievement of STIP objectives. The Compensation Committee also conducts an annual review of executive compensation, considering a report from its independent compensation consultant that compares compensation of Company executive officers to market data. Management also discusses with the Compensation Committee recommended executive compensation changes for each element of compensation for the next fiscal year.
The design of the STIP and LTIP is typically discussed over multiple meetings prior to the actual approval of the plans or grants in the first quarter of each year. Other items that are addressed on an annual basis include a review of the Compensation Committee’s charter, an update on market trends related to executive compensation, and a market assessment of director compensation for independent directors.
Executive Management
Our Human Resources department, working with our CEO and Legal and Finance departments, is responsible for coordinating and overseeing the implementation of executive compensation, and discussing proposals or topics impacting executive compensation at PowerSchool with the Compensation Committee. This includes development of compensation recommendations in accordance with the compensation philosophy and policies more fully described elsewhere in this Compensation Discussion and Analysis section. The following members of executive management were generally invited to and attended Compensation Committee meetings: the CEO, the Chief People Officer, and the Chief Legal Officer.

Independent Compensation Consultant
The Compensation Committee has the authority to retain and terminate an independent compensation consultant, and to approve the consultant’s fees and all other terms of such engagement. In determining 2023 compensation, the Compensation Committee continued to directly retain Compensation Advisory Partners LLC (“CAP LLC”) as its independent compensation consultant. The scope of the work done by CAP LLC for the Compensation Committee included:
•	preparing analyses, recommendations, and other support to inform the Compensation Committee’s executive and director compensation decisions, approvals, and recommendations to the Board;
•	providing updates on market trends and the regulatory environment as they relate to executive and director compensation;
•	reviewing and commenting on management materials and proposals presented to the Compensation Committee;
•
reviewing the composition of the compensation benchmarking and performance benchmarking peer groups, and providing recommendations and other support to inform the Compensation Committee’s related discussions and decisions;

•	supporting the incentive program design development process;
•	providing a report comparing the compensation program design and pay levels of Company executives to a peer group and survey data; and
•	working with the Compensation Committee to validate the pay-for-performance relationship, in support of alignment with shareholders.
The Compensation Committee assessed the independence of CAP LLC pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent CAP LLC from providing independent advice to the Compensation Committee. CAP LLC will not perform other services for PowerSchool without the consent of the Chair of the Compensation Committee. CAP LLC meets with the Compensation Committee Chair and the Compensation Committee outside the presence of management, during executive session at Compensation Committee meetings with no members of management present, and also outside of Compensation Committee meetings. In addition, CAP LLC participated in all of the Compensation Committee’s meetings during 2023 and participates in preparatory meetings and executive sessions.
Peer Group
We have created a target compensation structure that focuses, overall among our Named Executive Officers, on the median total target pay of our selected compensation benchmarking peer companies, but allows total target compensation to vary by individual to reflect other considerations, such as Company performance, individual experience, job responsibilities and other individual performance factors. A key element of this process is

Proxy Statement 2024
selecting a broadly relevant peer group against which we compare Named Executive Officer pay elements. The Compensation Committee determines the composition of our compensation benchmarking peer group, considering input from its independent compensation consultant and management, among other factors, such as size, business, operating characteristics, and competition for executive talent. For 2023, our compensation benchmarking peer group consisted of the 13 companies shown below, each of which has an aggregate profile that is broadly comparable to PowerSchool.
2023 Executive Compensation Benchmarking Peer Group
ACI Worldwide, Inc.	Instructure Holdings, Inc.
AppFolio, Inc.	Paylocity Holding Corporation
Aspen Technology, Inc.	SPS Commerce, Inc.
BILL Holdings, Inc.	Tyler Technologies, Inc.
Blackbaud, Inc.	Vertex, Inc.
BlackLine, Inc.	Workiva Inc.
Guidewire Software, Inc.
Metrics	PowerSchool ($millions)	Percentile Position vs. Peers
2023 Revenue	$698	44th Percentile
Market Capitalization (at 12/31/2023)	$4,758	35th Percentile
Source for Peer Data – S&P Capital IQ financial database

Peer group data and other information provided to the Compensation Committee were considered in setting target compensation levels for our Named Executive Officers. For purposes of defining the market for each individual role, the Compensation Committee referenced peer group data for our CEO and President and CFO. For other Named Executive Officers, when sufficient peer group data was not available, market pay data from the Equilar Top 25 survey was referenced, based on a survey data cut based on the same size and industry screening criteria that was used in the peer group development process. Adjustments are typically made when we believe that there is a market-based gap and/or as warranted by individual performance, while also considering unvested equity holdings of each executive. For purposes of defining the market for each individual role, the Compensation Committee referenced peer group data and survey data analyses provided by its independent compensation consultant for all of our Named Executive Officers. During 2023, on average, the target total direct compensation of our Named Executive Officers was positioned within a competitive range of the market median, aligned with our executive compensation philosophy.
Total Compensation – Objectives and Philosophy
Objectives
Our compensation programs are designed and administered to balance the achievement of near-term operational results and long-term growth goals with the ultimate objective of increasing long-term shareholder value and retaining talent viewed as critical to our ongoing growth and success. The principal elements of an executive’s total compensation consist of base salary, annual cash bonus, and long-term equity incentives.
Compensation Philosophy
Generally, we target total direct compensation (base salary, annual cash bonus, and long-term equity incentives) for our Named Executive Officer group, overall, within a competitive range of the market median. Pay may vary above or below target based on actual performance outcomes. Variations in total direct compensation among the Named Executive Officers reflect differences in competitive pay for their respective positions as well as the size and complexity of their area of oversight within the business, key competencies, and individual performance.
2023 Total Direct Compensation
We structure our Named Executive Officers’ target total direct compensation so that the majority of such compensation is delivered in the form of long-term equity awards. Equity awards provide incentives for our Named Executive Officers to work towards long-term shareholder value creation and align our Named Executive Officers’ compensation directly with our shareholders’ interests. We also structure our Named Executive Officers’ cash compensation so that a significant portion is at risk under the Company’s short-term incentive plan, payable primarily based on Company performance and results, and to a lesser degree payable based on individual performance. We further detail each component of total direct compensation below.

Proxy Statement 2024
Base Salary
We review base salaries annually, but we do not necessarily award base salary increases each year. In determining base salary levels for Named Executive Officers, the Compensation Committee considers the following qualitative and quantitative factors: job level and responsibilities, including any increase in responsibilities, relevant experience, individual performance, recent corporate and business performance, internal equity, and our objective of paying competitive total direct compensation if performance expectations are met. From time to time, base salaries may be adjusted off-cycle, outside of an annual review process, for example, in order to address competitive pressures or in connection with a promotion. Annual base salaries of our Named Executive Officers were as follows:
Name	Base Salaries – NEOs			Rationale for Increase
	2022	2023	% Increase (2022 to 2023)
H. Gulati Chief Executive Officer	$500,000	$500,000	+0.0%	Current salary level has been in place since 2018; was determined to focus pay mix on performance-based components
E. Shander President & Chief Financial Officer	$450,000	$450,000	+0.0%	Salary was market competitive
D. Singh Chief Technology Officer	$—	$380,000	—%	Not a NEO in 2022
S. Stumpf Chief Product & Innovation Officer	$—	$340,000	—%	Not a NEO in 2022
M. Bisignano Chief Legal Officer	$—	$330,000	—%	Not a NEO in 2022
M. Daniel Chief Product Officer (Former)	$—	$375,000	—%	Not a NEO in 2022

Short-Term Incentive Plan (Annual Cash Bonus)
Our Named Executive Officers are eligible for annual performance-based cash bonuses. Each Named Executive Officer’s “Target Bonus” is expressed as a percentage of the respective Named Executive Officer’s base salary, which has “base” and “stretch” components, and bonus payments are determined based on achievement of predetermined operational and financial objectives, as described below.
For 2023, our Named Executive Officers were eligible to receive from 0% to 100% of their Target Bonus opportunity, as shown in the table below.
Name	Target Bonus Opportunity (% of Base Salary)
H. Gulati Chief Executive Officer	140% “Base” Opportunity = 100%; “Stretch” Opportunity = 40%
E. Shander President & Chief Financial Officer	130% “Base” Opportunity = 75%; “Stretch” Opportunity = 55%
D. Singh Chief Technology Officer	70% “Base” Opportunity = 40%; “Stretch” Opportunity = 30%
S. Stumpf Chief Product & Innovation Officer	60% After Promotion: “Base” Opportunity = 60%; “Stretch” Opportunity = 0% Prior to Promotion: “Base” Opportunity = 25%; “Stretch” Opportunity = 20%
M. Daniel Chief Product Officer (Former)	70% “Base” Opportunity = 40%; “Stretch” Opportunity = 30%
M. Bisignano Chief Legal Officer	50% “Base” Opportunity = 25%; “Stretch” Opportunity = 25%
Bonus payouts are determined based on the achievement of a combination of pre-defined financial and non-financial group and individual-specific management business objectives (“MBOs”), as well as individual performance against general leadership competencies. The Compensation Committee believes that our Named Executive Officers' performance goals should support and help achieve the Company’s strategic objectives. Determining achievement of the non-financial measures involves a subjective assessment of performance by the Compensation Committee. This approach has been used in light of the challenges inherent in establishing objective and strictly budget-based goals in a dynamic environment. Individual performance goals for the CEO were established under the oversight of, and with the approval of, the Compensation Committee. Individual performance goals for the other Named Executive Officers were proposed by the CEO and reviewed with the Compensation Committee.
The final overall payout factor for each individual is determined and approved at the discretion of the Compensation Committee. The Compensation Committee considers CEO recommendations and independently discusses and approves the CEO bonus payout.

Proxy Statement 2024
Results against MBOs for each of our Named Executive Officers for 2023 are discussed below:
Executive	FY 2023 Bonus Payout (% of Target)
H. Gulati Chief Executive Officer	92% ($642,750)
E. Shander President & Chief Financial Officer	89% ($518,119)
D. Singh Chief Technology Officer	94% ($246,234)
S. Stumpf Chief Product & Innovation Officer	100% ($171,962)
M. Daniel(1) Chief Product Officer (Former)	0% ($0)
M. Bisignano Chief Legal Officer	100% ($163,123)
(1) Ms. Daniel did not receive a bonus payout for 2023 due to her termination of employment in October 2023.
Executive	FY 2023 MBO Performance – Areas for Evaluation (Payout as a % of Target Bonus)
H. Gulati Chief Executive Officer
In light of the CEO’s involvement and oversight of the functions of the other NEOs, the Compensation Committee determined to use the average payout factor across most leadership team members, including all ongoing Named Executive Officers
(92% of total Target Bonus opportunity was earned)

E. Shander President & Chief Financial Officer
• Internal financial reporting systems (20%)
• Earnings management aligned with strategy and IR success related to investors and event objectives (20%)
• Demonstrated leadership behaviors across functions; also people and team development outcomes (15%)
• Improvements CRM (20%)
• Systems transformation resulting in efficiencies (20%)
• Customer interactions (5%)
(89% of total Target Bonus opportunity was earned)

D. Singh Chief Technology Officer	• Delivery of innovation roadmap (20%) • Support and results related to evolution of MyPowerSchool Innovations and Workflow Integrations (10%) • Governance and reporting for hosting and

Executive	FY 2023 MBO Performance – Areas for Evaluation (Payout as a % of Target Bonus)

R&D costs (15%)
• PowerSchool Cloud Services Availability (10%)
• Security across all Company platforms, solutions, services (15%)
• Support and partnership related bookings, retention and infrastructure cost (20%)
• International Expansion support and results (10%)
(94% of total Target Bonus opportunity was earned)

S. Stumpf Chief Product & Innovation Officer
• Successful delivery of Classroom and New Solutions roadmap, with a focus on innovation initiatives (25%)
• Software development lifecyle (20%)
• New feature adoption results (10%)
• Security enhancements (5%)
• Product availability and related cost effectiveness (5%)
• Support of cross portfolio initiatives (10%)
• Team development (10%)
• Business ARR/new bookings and retention (15%)
(100% of total Target Bonus opportunity was earned)

M. Daniel Chief Product Officer (Former)	N/A; departed Company during performance period
M. Bisignano Chief Legal Officer
• Enterprise risk management (15%)
• Enhanced efficiencies within function (15%)
• Oversight and support for SEC and exchange required filings and other activities (20%)
• International partnerships and bookings; also, results for development of related team (15%)
• Cross functional support for sales (15%)
• Team development and efficiencies (20%)
(100% of total Target Bonus opportunity was earned)

The CEO also recommended, and the Compensation Committee approved, an additional bonus to Ms. Stumpf of $29,202 in recognition of demonstrated leadership, as well as progress and success with AI-related initiatives, which was above 100% of the plan-based (base and stretch) potential bonus payout amount. The CEO also recommended, and the Compensation Committee approved, an additional bonus to Mr. Bisignano of $824 after an assessment of his overall contributions to the business and leadership team.

Proxy Statement 2024
Long-Term Incentive Awards
We aim to provide long-term awards such that, together with cash compensation, target total direct compensation (the sum of salary, target STIP payments, and grant-date value of annual long-term incentive awards) is within a competitive range of the market median, for each of our Named Executive Officers. Long-term compensation is intended to vary based on Company and individual performance outcomes. The Compensation Committee bases individual award levels on comparative market data for the executive’s position, award levels of our comparably-situated executives, and an assessment of individual potential and performance.
We issued annual long-term equity awards to our Named Executive Officers under our 2021 Omnibus Incentive Plan (the “2021 Plan”). In making annual equity awards to any individual Named Executive Officer, the Compensation Committee does not alter its compensation philosophy based purely on the individual’s value realized, or failure to achieve gains, on prior RSU, stock option or MSU awards, though such outcomes and values are periodically reviewed by the Compensation Committee as an additional reference point and consideration for the size and design of future grants.
2023 Long-Term Incentive Awards
In 2023, annual grants under the 2021 Plan were provided for our CEO and President and CFO through a mix of (i) performance-based MSUs, which vest from 0% to 200% of target stock units based on our absolute stock price performance and subject to service-based vesting, described below, and (ii) time-based RSUs, which vest based on the passage of time and fluctuate in value based on changes in our stock price. In 2023, annual equity grants were comprised 75% of MSUs and 25% of RSUs for our CEO and 50% of MSUs and 50% of RSUs for our President and CFO. For our other Named Executive Officers, their 2023 equity grants were entirely in the form of time-based RSUs.
Additionally, in November of 2023, the CEO recommended, and the Compensation Committee approved, an additional RSU grant for Ms. Stumpf related to an expansion of her role and responsibilities and her promotion to Chief Product and Innovation Officer.
The number of RSUs and MSUs granted is determined based on the Company’s closing stock price as of the last trading day preceding the date of grant. All RSUs granted to Named Executive Officers during 2023 vest ratably over four years, with an initial 25% vesting on the first anniversary of the grant date and subsequent vestings occurring in equal quarterly installments thereafter, subject to the individual’s continued employment through the applicable vesting date. The MSUs are eligible to vest in two tranches, 50% on each of the second and third anniversaries of the grant date, subject to the individual’s continued employment through the applicable vesting date. The number of shares subject to MSUs eligible to vest, for either the two- or three-year performance period, is calculated by dividing the average closing price of the Company’s common stock during the 10 trading days immediately preceding the applicable vesting date by the closing price of the Company’s stock on the vesting commencement date. This quotient is then multiplied by the target number of MSUs granted to determine the number of shares to be issued at vesting, provided that a quotient less than 0.65 will result in no shares being issued. The maximum number of shares that may be issued is two times the target number of MSUs granted, which would be the case if our share price at least doubled during the applicable performance and vesting period.
Benefits and Perquisites
We provide competitive health and welfare and retirement benefits to attract and retain associates at all levels.
We maintain a tax-qualified retirement plan that provides all regular U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, participants may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual limits under the Internal Revenue Code of 1986, as amended. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. We match 100% of a participant’s first 3% contribution up to 3% of annual compensation and 50% of a participant’s subsequent 3% contribution up to an additional 3% of annual compensation. Employee elective deferrals are 100% vested at all times. Matching contributions vest based on a participant’s length of service with PowerSchool, with one-third vesting each of the first through third years of service. As a U.S. tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan and all contributions are deductible by us when made.
We provide our Named Executive Officers certain severance entitlements pursuant to their employment agreements, as described below in the section entitled “—Potential Payments Upon Termination or Change in Control.” We do not provide any Named Executive Officer or executive-specific perquisites.
We do not maintain any nonqualified defined contribution plans or active nonqualified deferred compensation plans, such as a supplemental executive retirement plan, 401(k) excess plan, or other vehicles to defer the receipt of cash or equity compensation.
We do not offer an active defined benefit pension plan or any other form of active supplemental executive retirement plan.
Severin Topco LLC Management Incentive Units
Historically, Severin Topco LLC (“Topco LLC”) maintained an equity incentive program to provide certain employees, directors and certain other service providers of Topco LLC and its subsidiaries, including the Company, with an opportunity to participate in Topco LLC’s future income and appreciation through the grant of management incentive units (“MIUs”). MIUs represent non-voting limited liability company interests in Topco LLC that are intended to be treated as “profits interests” for U.S. federal income tax purposes.

Proxy Statement 2024
Topco LLC granted MIUs to Mr. Gulati and Mr. Shander. The MIUs subject to each award vested 60% based on continued service (the “Service MIUs”) and 40% based on certain specified performance achievement (the “Performance MIUs”).
The original vesting schedule of the Service MIUs provided that 25% vested on the first anniversary of the vesting commencement date specified in the applicable award agreement, and the remaining 75% vested ratably at the end of each three-month period thereafter until 100% of the Service MIUs were vested on the fourth anniversary of the vesting commencement date, subject, in each case, to continued employment through the applicable vesting date. In connection with our IPO, each holder of Service MIUs, including Mr. Gulati and Mr. Shander, received (a) shares of our Class A common stock with respect to Service MIUs that were vested as of the consummation of the offering having an equivalent fair market value and (b) restricted shares of our Class A common stock with respect to Service MIUs that were unvested as of the consummation of the offering having an equivalent fair market value. The restricted shares vest on the same terms and conditions as applied to the corresponding Service MIUs.
Following the IPO, the Performance MIUs remained as non-voting limited liability company interests in Topco LLC and are generally subject to the same terms and conditions as applied prior to the consummation of the offering. In the fourth quarter of fiscal year 2022, the vesting conditions of the performance-based MIUs were further modified to vest on any date on which the weighted-average share price of the Company’s stock equals or exceeds $25.00 over any consecutive 90 calendar day period. All Performance MIUs that do not vest as of either (i) the sale of the Company, (ii) the first date on which Vista beneficially owns less than 25% of the total number of equity securities that were owned by Vista on the IPO effective date, or (iii) the first date on which Onex beneficially owns less than 25% of the total number of PowerSchool securities that were owned by Onex on the IPO effective date, will be forfeited.
IPO Grants and Fiscal 2022 Grants
In connection with our IPO, we granted awards of RSUs under our 2021 Plan to Mr. Gulati and Mr. Shander.
The RSUs subject to each award vest 25% on the first anniversary of the grant date and in equal quarterly installments for the 36-month period thereafter, such that 100% of the RSUs are vested on the fourth anniversary of the grant date, subject to the individual’s continued employment or service (as applicable) through the applicable vesting date.
During fiscal year 2022, we granted awards of RSUs under our 2021 Plan in the form of time-based RSUs. The RSUs subject to each award vest 25% on the first anniversary of the grant date and in equal quarterly installments for the 36-month period thereafter, such that 100% of the RSUs are vested on the fourth anniversary of the grant date, subject to the individual’s continued employment or service (as applicable) through the applicable vesting date.

Written Agreements with Named Executive Officers
Our Company maintains employment agreements with our Named Executive Officers, as more fully described below under the “Employment Agreements” section.
Other Compensation Program and Governance Features
Compensation Risk Assessment
In establishing the elements of executive compensation, the Compensation Committee, in consultation with its independent consultant, assesses whether the compensation program’s terms promote unnecessary risk-taking. In performing this assessment, the Compensation Committee reviews such compensation design elements as pay mix, performance metrics, performance goals and payout curves, payment timing and adjustments, equity incentives, clawbacks and PowerSchool’s trading policies, as well as the related governance and oversight features and processes. The Compensation Committee’s independent consultant considered risk and the potential for unintended consequences associated with incentive design as part of its ongoing service to the Compensation Committee. After performing this analysis, the Compensation Committee has concluded that the Program does not promote excessive or unnecessary risk-taking. Such compensation program risk evaluation occurs on an annual basis.
Tax Deductibility of Compensation
While the Compensation Committee generally considers tax implications of its executive compensation decisions, such consequences were not a material consideration in the compensation awarded to our Named Executive Officers in 2023. Internal Revenue Code Section 162(m) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid in any one year to each of certain of the Company’s current and former executive officers.
Accounting Implications
In designing our compensation and benefit programs, the Compensation Committee reviews and considers the accounting implications of its decisions, including the accounting treatment of amounts awarded or paid to our executive officers.
Anti-Hedging and Anti-Pledging Policies
Pursuant to our Insider Trading Policy, we prohibit our employees, directors, and officers from engaging in hedging transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. Such hedging transactions may permit a director, officer, or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer, or employee may no longer have the same objectives as the Company’s other shareholders. Additionally, directors, officers, and other employees are prohibited from holding Company securities in a margin account or otherwise pledging our securities as collateral for a loan.

Proxy Statement 2024
Clawback Policies
The Board has adopted a clawback policy to comply with the requirements of Section 954 of the Dodd-Frank Act and the related rules and regulations promulgated by the SEC and NYSE.
In addition to the terms required under the Dodd-Frank Act for mandatory recovery of certain incentive compensation paid to executive officers in the event of a material financial restatement (the “Mandatory Clawback”), we also maintain clawback provisions under our 2021 Plan that allow for discretionary recovery, of any incentive compensation paid to any plan participant not otherwise covered by the Mandatory Clawback, including time-based equity compensation (the “Discretionary Clawback”). Incentive compensation covered by the Discretionary Clawback may include: any and all outstanding incentive or equity granted to a participant, including awards that have become vested or exercisable; any cash or shares received by the participant in connection with the long-term incentive plan within the 36-month period immediately before the date the individual engaged in detrimental conduct; and the profit realized by the participant from the sale, or other disposition for consideration, of any shares received by the participant under the long-term incentive plan within the 36-month period immediately before the date the participant engaged in such detrimental conduct.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023.
The Compensation and Nominating Committee
Betty Hung (Chair)
Laurence Goldberg
Maneet S. Saroya
Zach Levitt
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee during 2023 had a relationship that requires disclosure as a compensation committee interlock.

Executive Compensation Tables
2023 Summary Compensation Table
The following table presents information relating to the compensation of the Named Executive Officers for the fiscal years ended December 31, 2023, 2022, and 2021, for the years which they were determined to be a Named Executive Officer.
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards (3) ($)	Option Awards (4) ($)	Non-Equity Incentive Plan Compensation (5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (6) ($)	All Other Compensation (7) ($)	Total (8) ($)
Hardeep Gulati Chief Executive Officer	2023	$500,000	$0	$12,756,671	$0	$642,750	$0	$14,850	$13,914,272
	2022	500,000	0	10,999,996	2,070,987	644,500	0	13,725	14,229,212
	2021	500,000	0	31,000,010	3,460,344	681,660	0	13,050	35,655,054
Eric Shander President & Chief Financial Officer	2023	$450,000	$0	$4,143,236	$0	$518,119	$0	$14,006	$5,125,361
	2022	417,500	0	4,599,998	261,767	401,424	0	13,725	5,694,416
	2021	400,000	0	4,999,997	340,790	390,000	0	13,050	6,143,840
Devendra Singh Chief Technology Officer	2023	$374,785	$0	$2,199,993	$0	$246,234	$0	$14,025	$2,835,038
	2022	—	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—	—
Shivani Stumpf Chief Product and Innovation Officer	2023	$286,604	$29,202	$3,018,366	$0	$171,962	$0	$8,901	$3,485,834
	2022	—	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—	—
Michael Bisignano Chief Legal Officer	2023	$326,246	$824	$1,099,997	$0	$163,123	$0	$12,656	$1,602,021
	2022	—	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—	—
Marcy Daniel Chief Product Officer (Former)	2023	$279,730	$0	$1,999,992	$0	$0	$0	$11,560	$2,291,282
	2022	—	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—	—

(1)
Mr. Singh, Ms. Stumpf, Mr. Bisignano, and Ms. Daniel were not Named Executive Officers prior to our 2023 fiscal year, ended on December 31, 2023. Ms. Daniel’s employment with the Company terminated on October 6, 2023.

Proxy Statement 2024
(2)	The amounts in this column reflect the base salary earned by each Named Executive Officer for the respective fiscal year.
(3)
This amount reflects a discretionary cash bonus awarded to Ms. Stumpf and Mr. Bisignano in respect of 2023 performance. Please see “Compensation Discussion & Analysis—Short-Term Incentive Plan (Annual Cash Bonus)” for additional details.

(4)
The amounts shown in this column represent the aggregate grant date fair value of MSUs and RSUs granted during 2023, 2022, and 2021, calculated in accordance with FASB ASC Topic 718, under the 2021 Plan. In addition to related information contained in this proxy statement, see Note 15 to the Company's consolidated audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on March 1, 2024. For MSUs reported in this column, the amounts in the table reflect the grant date fair value of such awards based upon target achievement level, the probable outcome of the performance conditions at the grant date, calculated in accordance with FASB ASC Topic 718. Assuming the highest level of performance conditions are achieved, the value for MSUs granted in 2023 included in the “Stock Awards” column would be $14,999,990 for Mr. Gulati and $3,500,011 for Mr. Shander. For the MSUs, there can be no assurance that the grant date fair value amounts will be realized. Please see “Compensation Discussion & Analysis—Long-Term Incentive Awards” for additional details about these awards.

(5)
The amounts shown in this column reflect the cash incentive payments made in 2024 for 2023 Short-Term Incentive Plan results. Please see “Compensation Discussion & Analysis—Short-Term Incentive Plan (Annual Cash Bonus)” for additional details.

(6)	Amounts in this column reflect 401(k) plan matching contributions made on behalf of each Named Executive Officer for the respective fiscal year.

2023 Grants of Plan-Based Awards Table
The following table represents all plan-based awards granted to the Named Executive Officers in 2023:
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)
Name	Award (1)	Grant Date	Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number Of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards (3) ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Hardeep Gulati Chief Executive Officer	Annual Incentive Plan Performace Share Units (4) Time-Based RSUs (5)	3/27/23 3/27/23	3/27/23 3/20/23	$0	$700,000	$700,000	250,257	385,010	770,020	128,337			$19.48	$10,256,666 $2,500,005
Eric Shander President & Chief Financial Officer	Annual Incentive Plan Performance Share Units (4) Time-Based RSUs (5)	3/27/23 3/27/23	3/27/23 3/20/23	$0	$585,000	$585,000	58,393	89,836	179,672	89,836			$19.48	$2,393,231 $1,750,005
Devendra Singh Chief Technology Officer	Annual Incentive Plan Time-Based RSUs (5)	3/27/23	3/20/23	$0	$262,350	$262,350				112,936			$19.48	$2,199,993
Shivani Stumpf Chief Product and Innovation Officer	Annaual Incentive Plan Time-Based RSUs (5) Time-Based RSUs (5)	3/23/23 11/1/23	3/20/23 11/1/23	$0	$171,962	$171,962				26,610 130,073			$19.48 $19.22	$518,363 $2,500,003
Michael Bisignano Chief Legal Officer	Annual Incentive Plan Time-Based RSUs (5)	3/27/23	3/20/23	$0	$163,123	$163,123				56,468			19.48	$1,099,997
Marcy Daniel Chief Product Officer (Former)	Annual Incentive Plan Time-Based RSUs (5)	3/27/23	3/20/23	$0	$262,500	$262,500				102,669			$19.48	$1,999,992

(1)	All equity awards were granted under the 2021 Plan.
(2)
These columns reflect the cash awards payable to our Named Executive Officers under the 2023 Short-Term Incentive Plan. The final award is determined considering pre-established Company and individual MBOs, as approved by the Compensation Committee. The maximum payout amount is 100% of the Target Bonus opportunity. The actual Short-Term Incentive Plan payout for fiscal year 2023, for each Named Executive Officer, is reported in the Summary Compensation Table. For further details, see “Compensation Discussion & Analysis— Short-Term Incentive Plan.”

(3)
Represents the grant date fair value of RSU and MSU awards determined in accordance with FASB ASC Topic 718. The value reported for the MSU awards reflects the grant date fair value of such awards based upon the probable outcome of the performance conditions at the grant date calculated in accordance with FASB ASC Topic 718.

(4)
Reflects MSUs that vest over three years, 50% after two years and 50% after three years. The maximum number of MSUs earned is 200% of target stock units; the minimum payout factor that must be achieved to earn any payout is 65%. The actual number of shares that will vest on each vesting date will be equal to (i) the number of shares at target payout multiplied by (ii) (a) the average price for the 10 trading days immediately preceding the applicable vesting date divided by (b) the closing stock price on March 27, 2023. For further details, see “Compensation Discussion & Analysis—Long-Term Incentive Awards.”

(5)
Reflects Time-Based RSUs that vest over four years, 25% vested after one year and an additional 6.25% quarterly thereafter. For further details, see “Compensation Discussion & Analysis—Long-Term Incentive Awards.”

Proxy Statement 2024
Outstanding Equity Awards at 2023 Fiscal Year-End
Option Awards (1)	Stock Awards (2)
Name	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Shares or Units of Stock That Have Not Vested ($)
Hardeep Gulati Chief Executive Officer	1,899,988	N/A	N/A	411,111 (3) 362,055 (4) 128,337 (5)	9,685,775 8,530,016 3,023,620	385,010 (6)	9,070,836
Eric Shander President & Chief Financial Officer	249,950	N/A	N/A	66,309 (3) 85,577 (4) 15,257 (7) 70,655 (8) 89,836 (5)	1,562,240 2,016,194 359,455 1,664,632 2,116,536	89,836 (6)	2,116,536
Devendra Singh Chief Technology Officer	189,999	N/A	N/A	39,786 (3) 59,246 (4) 112,936 (5)	937,358 1,395,836 2,660,772
Shivani Stumpf Chief Product and Innovation Officer	N/A	N/A	N/A	19,893 (3) 19,578 (4) 26,610 (5) 130,073 (9)	468,679 461,258 626,932 3,064,520
Michael Bisignano Chief Legal Officer	N/A	N/A	N/A	5,305 (3) 40,486 (10) 29,623 (4) 56,468(5)	124,986 953,850 697,918 1,330,380
Marcy Daniel Chief Product Officer (Former)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(1)
The equity awards disclosed in the “Option Awards” columns of this table are unvested Performance MIUs, which are intended to be profits interests for federal income tax purposes and are further described below under “—Equity Incentive Compensation.” These equity awards are not traditional options, and therefore, there is no exercise price or option expiration date associated with them.

(2)
Represents (a) awards of restricted stock issued to our Named Executive Officers in connection with our IPO in exchange for Service MIUs (as defined below) held by them prior to our IPO, which vest 25% on the first anniversary of the vesting commencement date applicable to the Service MIUs and in equal quarterly installments for the 36-month period thereafter, such that 100% of the awards of restricted stock are vested on the fourth anniversary of the vesting commencement date applicable to the Service MIUs and (b) time-based RSU awards, which vest 25% on the first anniversary of the grant date and in equal quarterly installments for the 36-month period thereafter (such that 100% of the RSUs are vested on the fourth anniversary of the grant date), subject to the individual’s continued employment or service (as applicable) through the applicable vesting date.

(3)	Represents RSUs that vested as to 25% on September 15, 2022, and thereafter vest as to an additional 6.25% at the end of each full three calendar months, in each case subject to continued service.
(4)	Represents RSUs that vested as to 25% on March 25, 2023, and thereafter vest as to an additional 6.25% at the end of each full three calendar months, in each case subject to continued service.
(5)	Represents RSUs that vested as to 25% on March 25, 2024, and thereafter vest as to an additional 6.25% at the end of each full three calendar months, in each case subject to continued service.
(6)	Represents MSUs that will vest as to 50% on March 25, 2025 and 50% on March 25, 2026; the number of MSUs reflects the target payout, or 100%.
(7)
Represents restricted stock that vested as to 25% on April 6, 2021, and thereafter vests as to an additional 6.25% at the end of each full three calendar months, in each case subject to continued service.

(8)	Represents RSUs that vested as to 25% on December 1, 2023, and thereafter vest as to an additional 6.25% at the end of each full three calendar months, in each case subject to continued service.
(9)	Represents RSUs that will vest as to 25% on November 1, 2024, and thereafter vest as to an additional 6.25% at the end of each full three calendar months, in each case subject to continued service.
(10)	Represents RSUs that vested as to 25% on October 1, 2022, and thereafter vest as to an additional 6.25% at the end of each full three calendar months, in each case subject to continued service.
2023 Option Exercises and Stock Vested
Stock Awards
Named Executive Officer	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1)($)
Hardeep Gulati	516,516	$10,632,494
Eric Shander	158,513	$3,335,888
Devendra Singh	68,813	$1,410,669
Shivani Stumpf	40,227	$871,684
Michael Bisignano	46,314	$955,291
Marcy Daniel	47,611	$944,156
(1)	Amounts in this column were determined by multiplying the number of shares acquired on vesting by the market value of our shares on the vesting date.
Employment Agreements
Employment Agreement with Hardeep Gulati
On August 1, 2018, we entered into an employment agreement with Mr. Gulati pursuant to which he serves as our CEO. The employment agreement provides for an indefinite term and requires Mr. Gulati to provide at least four weeks of advanced written notice of his intention to terminate his employment. We may terminate Mr. Gulati’s employment at any time, with or without notice. Under the employment agreement, Mr. Gulati is (a) entitled to an annual base salary ($500,000, during 2023), which amount may not be decreased by more than 10%, and only in the case of a general

Proxy Statement 2024
decrease affecting the executive management team; and (b) eligible to receive an annual incentive bonus for each fiscal year during his employment with us, with the target being equal to 100% of his base salary. Mr. Gulati is also eligible to receive an additional “stretch” bonus opportunity in the sole discretion of our Board of up to 40% of his base salary. Under his employment agreement, Mr. Gulati is eligible to receive employee benefits in accordance with our established policies. Mr. Gulati is also subject to standard restrictive covenant obligations, including non-solicitation of customers and non-competition restrictions during the course of his employment, as well as a non-solicitation of employees restriction for two year post-employment. In addition, Mr. Gulati’s employment agreement provides for certain severance benefits in the event of a qualifying termination of employment. See “—Potential Payments Upon a Termination of Employment or a Change in Control” below.
Employment Agreement with Eric Shander
On March 18, 2020, we entered into an employment agreement, as amended on November 29, 2022, with Mr. Shander pursuant to which he serves as our President and CFO. The employment agreement, as amended, provides for an indefinite term and requires Mr. Shander to provide at least four weeks of advanced written notice of his intention to terminate his employment. We may terminate Mr. Shander’s employment at any time, with or without notice. Under the employment agreement, as amended, Mr. Shander is (a) entitled to an annual base salary ($450,000, during 2023), which amount may not be decreased by more than 10%, and only in the case of a general decrease affecting the executive management team; and (b) eligible to receive an annual incentive bonus for each fiscal year during his employment with us, with the target being equal to 75% of his base salary. Mr. Shander is also eligible to receive an additional “stretch” bonus opportunity in the sole discretion of our Board of up to 55% of his base salary. Under his employment agreement, Mr. Shander is eligible to receive employee benefits in accordance with our established policies. Mr. Shander is also subject to standard restrictive covenant obligations, including non-solicitation of customers and employees and non-competition restrictions during the course of his employment. In addition, Mr. Shander’s employment agreement provides for certain severance benefits in the event of a qualifying termination of employment. See “—Potential Payments Upon a Termination of Employment or a Change in Control” below.
Employment Agreement with Shivani Stumpf
On October 23, 2020, we entered into an employment agreement with Ms. Stumpf pursuant to which she served as our VP, Analytics. The employment agreement provides for an indefinite term and requires Ms. Stumpf to provide at least four weeks of advanced written notice of her intention to terminate her employment. We may terminate Ms. Stumpf’s employment at any time, with or without notice. Under the employment agreement, Ms. Stumpf is (a) entitled to an annual base salary ($340,000, during 2023); and (b) eligible to receive an annual incentive bonus for each fiscal year during her employment with us, with the target being equal to 25% of her base salary. Ms. Stumpf is also eligible to receive an additional “stretch” bonus opportunity in the sole discretion of our Board of up to 20% of her base salary. Under her employment agreement, Ms. Stumpf is eligible to receive employee benefits in accordance with our established policies.

On September 27, 2023, in connection with Ms. Stumpf’s promotion to Chief Product and Innovation Officer, we entered into a promotion letter with Ms. Stumpf pursuant to which her (i) annual base salary was increased to $340,000 and (ii) annual incentive bonus target was increased to 60% of her base salary, each effective October 1, 2023.
Employment Agreement with Devendra Singh
On December 8, 2017, we entered into an employment agreement with Mr. Singh pursuant to which he serves as our Chief Technology Officer. The employment agreement provides for an indefinite term and requires Mr. Singh to provide at least four weeks of advanced written notice of his intention to terminate his employment. We may terminate Mr. Singh’s employment at any time, with or without notice. Under the employment agreement, Mr. Singh is (a) entitled to an annual base salary ($380,000, during 2023), which amount may not be decreased by more than 10%, and only in the case of a general decrease affecting the executive management team; and (b) eligible to receive an annual incentive bonus for each fiscal year during his employment with us, with the target being equal to 40% of his base salary. Mr. Singh is also eligible to receive an additional “stretch” bonus opportunity in the sole discretion of our Board of up to 20% of his base salary. Under his employment agreement, Mr. Singh is eligible to receive employee benefits in accordance with our established policies. Mr. Singh is also subject to standard restrictive covenant obligations, including non-solicitation of customers and employees and non-competition restrictions during the course of his employment. In addition, Mr. Singh’s employment agreement provides for certain severance benefits in the event of a qualifying termination of employment. See “—Potential Payments Upon a Termination of Employment or a Change in Control” below.
Employment Agreement with Michael Bisignano
On August 1, 2021, we entered into an employment agreement with Mr. Bisignano pursuant to which he serves as our Chief Legal Officer. The employment agreement provides for an indefinite term and requires Mr. Bisignano to provide at least 14 days of advanced written notice of his intention to terminate his employment. We may terminate Mr. Bisignano’s employment at any time, with or without notice. Under the employment agreement, Mr. Bisignano is (a) entitled to an annual base salary ($315,000, during 2023); and (b) eligible to receive an annual incentive bonus for each fiscal year during his employment with us, with the target being equal to 25% of his base salary. Mr. Bisignano is also eligible to receive an additional “stretch” bonus opportunity in the sole discretion of our Board of up to 25% of his base salary. Under his employment agreement, Mr. Bisignano is eligible to receive employee benefits in accordance with our established policies. In addition, Mr. Bisignano’s employment agreement provides for certain severance benefits in the event of a qualifying termination of employment. See “—Potential Payments Upon a Termination of Employment or a Change in Control” below.
Employment Agreement with Marcy Daniel
On March 1, 2016, we entered into, and on June 13, 2016, amended, an employment agreement with Ms. Daniel, our former Chief Product Officer. The employment agreement provided for an indefinite term and required Ms. Daniel to provide at least 14 days of advanced written notice of her intention to terminate her employment. The employment agreement allowed us to terminate Ms. Daniel’s

Proxy Statement 2024
employment at any time, with or without notice. Under the employment agreement, Ms. Daniel was (a) entitled to an annual base salary ($375,000, during 2023); and (b) eligible to receive an annual incentive bonus for each fiscal year during her employment with us, with the target being equal to 25% of her base salary. Ms. Daniel was also eligible to receive an additional “stretch” bonus opportunity in the sole discretion of our Board of up to 15% of her base salary. Under her employment agreement, Ms. Daniel was eligible to receive employee benefits in accordance with our established policies. Ms. Daniel was subject to standard restrictive covenant obligations during the course of her employment, and is subject to non-competition non-solicitation of suppliers and customers restrictions for one year post-employment, as well as non-solicitation of employees and consultants restrictions for two years post-employment. Ms. Daniel departed from our Company on October 6, 2023.

Potential Payments Upon a Termination of Employment or a Change in Control
The following chart shows the payments to each Named Executive Officer which would be made as a result of possible termination scenarios or change-in-control assuming each had occurred on December 31, 2023.
Termination Scenarios
Named Executive Officer		Voluntary without Good Reason	For Cause	Death or Disability	Involuntary Without Cause or Voluntary for Good Reason	Change-in- Control (without qualifying termination)	Change-in- Control (with qualifying termination)
Hardeep Gulati	Cash Severance Acceleration of Outstanding RSUs Acceleration of Outstanding MSUs Acceleration of Outstanding MIUs Total	$0 $0 $0 $0 $0	$0 $0 $0 $0 $0	$0 $0 $0 $0 $0	$500,000 $0 $0 $0 $500,000	$0 $0 $0 $0 $0	$0 $0 $9,070,836 $0 $9,070,836
Eric Shander	Cash Severance Acceleration of Outstanding RS/RSUs Acceleration of Outstanding MSUs Acceleration of Outstanding MIUs Total	$0 $0 $0 $0 $0	$0 $0 $0 $0 $0	$0 $0 $0 $0 $0	$225,000 $0 $0 $0 $225,000	$0 $359,455 $0 $0 $359,455	$0 $0 $2,116,536 $0 $2,116,536
Devendra Singh	Cash Severance Acceleration of Outstanding RSUs Acceleration of Outstanding MSUs Acceleration of Outstanding MIUs Total	$0 $0 $0 $0 $0	$0 $0 $0 $0 $0	$0 $0 $0 $0 $0	$190,000 $0 $0 $0 $190,000	$0 $0 $0 $0 $0	$0 $0 $0 $0 $0
Shivani Stumpf	Cash Severance Acceleration of Outstanding RSUs Acceleration of Outstanding MSUs Acceleration of Outstanding MIUs Total	$0 $0 $0 $0 $0	$0 $0 $0 $0 $0	$0 $0 $0 $0 $0	$170,000 $0 $0 $0 $170,000	$0 $0 $0 $0 $0	$0 $0 $0 $ $0
Michael Bisignano	Cash Severance Acceleration of Outstanding RSUs Acceleration of Outstanding MSUs Acceleration of Outstanding MIUs Total	$0 $0 $0 $0 $0	$0 $0 $0 $0 $0	$0 $0 $0 $0 $0	$165,000 $0 $0 $0 $165,000	$0 $0 $0 $0 $0	$0 $0 $0 $0 $0
(1)	Ms. Daniel voluntarily resigned from the Company on October 6, 2023.
(2)
Amounts reflect cash payments equal to (a) 12 months of the executive’s annual base salary for Mr. Gulati, or (b) six months of the executive’s annual base salary for each of Mr. Shander, Mr. Singh, Ms. Stumpf, and Mr. Bisignano, in each case, payable in equal monthly installments in accordance with the Company’s regular payroll practices.

(3)	Amounts reflect the accelerated vesting of unvested MSUs at target achievement level.
Below, we have described the benefits to which our Named Executive Officers would be entitled upon a termination of employment and upon a change in control.

Proxy Statement 2024
Separation Payments Under Employment Agreements
The following describes the separation payments our Named Executive Officers are entitled to under their employment agreements. Our Named Executive Officers are not entitled to any enhanced severance upon a termination of employment that occurs in connection with a change in control.
Termination of Employment without Cause or Resignation with Good Reason
The employment agreements with each of our Named Executive Officers provide for severance benefits if we terminate the executive without “cause” or the executive resigns with “good reason” (as each of those terms is defined in the applicable employment agreement), which circumstances we refer to as a “qualifying termination of employment.” Pursuant to each Named Executive Officer’s employment agreement, upon a qualifying termination of employment, subject to the Named Executive Officer’s execution and non-revocation of a release of claims in favor of PowerSchool and continued compliance with the restrictive covenant obligations to which the executive officer is subject, each Named Executive Officer will be entitled to payment of cash severance equal to (a) 12 months of the executive’s annual base salary for Mr. Gulati, or (b) six months of the executive’s annual base salary for each of Mr. Shander, Mr. Singh, Ms. Stumpf, and Mr. Bisignano, in each case, payable in equal monthly installments in accordance with the Company’s regular payroll practices.
Termination of Employment with Cause, due to Death or Disability, or Resignation without Good Reason
If we terminate the employment of a Named Executive Officer for “cause,” the Named Executive Officer resigns without “good reason,” or the Named Executive Officer dies or becomes disabled, such officer will only be entitled to accrued obligations and vested benefits through the date of termination.
The terms listed below are given the following meanings in the Named Executive Officer employment agreements:
“Cause” means any of the following: (i) a material failure by the Named Executive Officer to perform his or her responsibilities or duties to the Company under the Named Executive Officer employment agreement or those other responsibilities or duties as requested from time to time by the Board, after demand for performance has been given by the Board that identifies how the Named Executive Officer has not performed his or her responsibilities or duties, it being understood that any duty or responsibility described in this clause (i) must be both reasonable and lawful; (ii) the Named Executive Officer’s engagement in illegal conduct or in gross misconduct; (iii) the Named Executive Officer’s conviction of, or plea of guilty or nolo contendere to, a felony or a crime involving moral turpitude; (iv) a material breach of the Named Executive Officer’s duty of loyalty to the Company or the Named Executive Officer’s material breach of the Company’s written code of conduct and business ethics or Sections 4 through 10 and 16 of the Employment and Restrictive Covenants Agreement, or any other agreement between the Named Executive Officer and the Company; (v) dishonesty intended to result in the Named Executive Officer’s substantial personal enrichment, fraud intended to result in your substantial personal enrichment, gross negligence committed without regard to corrective direction in the course of discharge of the Named Executive Officer’s lawful and reasonable duties as an employee; (vi) personal bankruptcy or insolvency; or (vii) excessive and unreasonable absences from the Named Executive Officer’s duties for any reason (other than authorized vacation or sick leave or as a result of the Named Executive Officer’s Disability (as defined below)).
“Disability” means the Named Executive Officer’s inability to perform the essential functions of his or her job, with or without accommodation, for an extended period but not less than sixty (60) business days in any consecutive six (6) month period, as determined in the sole discretion of the Board.
“Good Reason” means that the CEO voluntarily terminates his or her employment with the Company if there should occur, without the Named Executive Officer’s written consent: (i) a material, adverse change in the Named Executive Officer’s duties or responsibilities with the Company; (ii) a one-time reduction in the Named Executive Officer’s base salary by more than 10% or a one-time reduction in the Named Executive Officer’s base salary by less than 10% which is not applied to similarly ranked employees; (iii) the relocation of the Named Executive Officer’s principal office for the Company (for purposes of clarity, other than reasonable travel in the course of performing the Named Executive Officer’s duties for the Company) to a location more than thirty 30 miles from the Named Executive Officer’s primary work site; and/or (iv) the material breach by the Company of any offer letter or employment agreement between the Named Executive Officer and the Company. Provided, however, that in each case above, (i) the Named Executive Officer must first give the Company written notice of any of the foregoing within ninety (90) days following the first occurrence of such event in a written explanation specifying the basis for the Named Executive Officer’s belief that he or she is entitled to terminate his or her employment for Good Reason, (ii) the Company must have 30 days following delivery of such notice to cure such event, and (iii) failing such cure, the Named Executive Officer actually resigns his or her employment within 60 days of the date the Named Executive Officer delivered such written explanation to the Company.
Treatment of Equity Incentive Awards
Separation from Service
Restricted Shares and RSUs
In the event of a separation from service for any reason, all unvested restricted shares and restricted share units will be forfeited.
Performance MIUs
In the event of a separation from service for any reason any unvested Performance MIUs will be forfeited as further described below.

Proxy Statement 2024
MSUs
For the unvested MSUs, if prior to settlement the Named Executive Officer incurs a separation from service for any reason, or if the Named Executive Officer materially breaches the terms of the applicable award agreement, or if the Named Executive Officer fails to meet the tax withholding obligations described in the associated award agreement, the Named Executive Officer forfeits such unvested MSUs, except as set forth in the paragraph below.
Under the MSU award agreements, in the event of a Change of Control, other than a Change of Control associated with the ownership of Vista and Onex falling below 50% cumulative ownership but Vista and Onex collectively retaining a minority ownership stake in the Company, if the Named Executive Officer is terminated without cause or the Named Executive Officer terminates his or her employment for “good reason” (as such term is defined in Participant’s employment agreement with the Company), in each case, within 12 months following consummation of such transaction, then the unvested MSUs or any cancelled, assumed, or substituted other share-based awards held by the Named Executive Officer in lieu of such MSUs at the time of such termination shall become fully vested at target achievement level.
Change in Control
Restricted Share Awards and Performance MIUs
Upon a change in control of Topco LLC, unvested restricted share awards that were issued in exchange for Service MIUs in connection with our IPO will become fully vested, and Performance MIUs will vest on any date on which the weighted-average share price of the Company’s stock equals or exceeds $25.00 over any consecutive 90 calendar day period. Performance MIUs that do not vest as of the earliest to occur of (i) such change in control, (ii) the first date on which Vista beneficially owns less than 25% of the total number of equity securities that were owned by Vista on the IPO effective date, and (iii) the first date on which Onex beneficially owns less than 25% of the total number of PowerSchool securities that were owned by Onex on the IPO effective date, will be forfeited.
Outstanding Equity Awards Under the 2021 Plan
In the event of a Change in Control under the 2021 Plan (as defined therein) any unvested restricted shares or restricted share units will either (i) be continued, assumed or have new rights substituted and any restrictions will not lapse, (ii) be purchased for an amount of cash equal to the excess (if any) of the Fair Market Value (as defined in the 2021 Plan) of the shares of common stock covered by the awards as of the change in control, over the aggregate purchase or exercise price of such awards, or (iii) be subject to any other determination as to the treatment of awards in connection with a Change in Control as determined by the Compensation Committee.
Marcy Daniel’s Separation
There were no separation payments or benefits provided to Ms. Daniel upon, or associated with, her departure from the Company.

Pay Versus Performance Disclosure
The table below shows Compensation Actually Paid, as defined by the SEC in Item 402(v) of Regulation S-K, for our Named Executive Officers and our financial performance for the years shown in the table. For purposes of this discussion, our CEO is also referred to as our principal executive officer or “PEO” and our other Named Executive Officers are referred to as our “Non-PEO NEOs”:
Fiscal Year	Summary Compensation Table Total for PEO (1),(2)	Compensation Actually Paid to PEO (1),(3)	Average Summary Compensation Table Total for Non-PEO NEOs (1),(2)	Average Compensation Actually Paid to Non-PEO NEOs (1),(3)	Value of an initial $100 Investment:		Net Income (loss) ($ Millions) (6)	Adjusted EBITDA ($ Millions) (7)
					Total Shareholder Return (4)	Peer Group Total Shareholder Return (5)
2023	$13,914,271	$16,459,605	$3,073,912	$2,124,592	$131	$100	($39)	$232
2022	$14,229,212	$38,704,182	$5,408,044	$7,730,465	$128	$63	($28)	$196
2021	$35,655,054	$39,066,224	$5,739,476	$5,745,506	$92	$98	($43)	$161
(1)	Named Executive Officers included in these columns reflect the following individuals:
Year	PEO	Non-PEO NEOs
2023	Hardeep Gulati	Eric Shander, Devendra Singh, Marcy Daniel, Shivani Stumpf, and Michael Bisignano
2022	Hardeep Gulati	Eric Shander and Anthony Kender
2021	Hardeep Gulati	Eric Shander and Craig Greenseid
(2)	Amounts reflect Summary Compensation Table Total Pay for our Named Executive Officers for each corresponding year.

Proxy Statement 2024
(3)
Compensation Actually Paid (“CAP”) has been calculated based on the requirements and methodology set forth in the applicable SEC rules (Item 402(v) of Regulation S-K). The CAP calculation includes the end-of-year value of awards granted within the fiscal year, the change in fair value from prior year end of vested awards and the change in the fair value of unvested awards granted in prior years, regardless of if, when, or at which intrinsic value they will actually vest. To calculate CAP the following amounts were deducted from and added to the total compensation number shown in the Summary Compensation Table (SCT):

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for PEO	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)	Fiscal Year 2021 ($)
Summary Compensation Table Total	$13,914,271	$14,229,212	$35,655,054
(Minus): Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	($12,756,671)	($13,070,987)	($34,460,344)
Plus: Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	$16,069,761	$14,855,465	$15,476,513
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	$587,718	$22,107,542	$22,009,153
Plus: Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$0
Plus/(Minus): Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($1,355,474)	$582,950	$385,848
(Minus): Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0
Plus: Value of Dividends or Other Earnings Paid on Option and Stock Awards Not Otherwise Reflected in Total Compensation	$0	$0	$0
Compensation Actually Paid	$16,459,605	$38,704,182	$39,066,224

Reconciliation of Average Summary Compensation Table Total to Average Compensation Actually Paid for Non-PEO NEOs	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)	Fiscal Year 2021 ($)
Summary Compensation Table Total	$3,073,912	$5,408,044	$5,739,476
(Minus): Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	($2,492,317)	($4,930,884)	($4,949,065)
Plus: Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	$2,568,651	$5,560,641	$2,346,440
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	$53,327	$1,654,843	$2,574,596
Plus: Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$0
Plus/(Minus): Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($173,458)	$37,820	$34,059
(Minus): Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	($905,523)	$0	$0
Plus: Value of Dividends or Other Earnings Paid on Option and Stock Awards Not Otherwise Reflected in Total Compensation	$0	$0	$0
Compensation Actually Paid	$2,124,592	$7,730,465	$5,745,506
For purposes of the above adjustments, the fair value of equity awards on the applicable date were determined in accordance with FASB’s ASC Topic 718, using valuation methodologies that are generally consistent with those used to determine the grant-date fair value for accounting purposes.
The assumptions used in calculating the fair value of the equity awards did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table, except that the fair value calculations of the Market-share Units (“MSUs”) granted in the first quarter of fiscal 2023 assumed a historical volatility of 58% as compared to the 52% calculated at fiscal year end. A 4.1% risk-free interest rate was used to calculate the value at the end of fiscal year 2023. This is compared to a 3.7% risk-free interest rate used to calculate the grant-date fair value. The volatility assumption used in calculating the fair value of Management Incentive Units (“MIUs”) in fiscal year 2021 and fiscal year 2022 assumed peer volatility of 50% and 51%, respectively. While the volatility assumption used in the fiscal year 2023 valuation assumed a historical volatility of 53%. Risk-free interest rates of 1.3%, 4.0%, and 3.9% were used in the fiscal year 2021, 2022, and 2023 valuations of the MIUs, respectively.
(4)
Total Shareholder Return (TSR) represents the cumulative return on a fixed investment of $100 in the Company’s common stock, for the period beginning on July 28, 2021, the first day of trading, through the end of the applicable fiscal year, assuming reinvestment of dividends.

(5)
Peer Group Total Shareholder Return represents the cumulative return on a fixed investment of $100 in the iShares Expanded Tech-Software Sector ETF for the period beginning on July 28, 2021, the first day of trading, through the end of the applicable fiscal year, assuming reinvestment of dividends.

(6)	The dollar amounts reported represent the net income reflected in the Company’s audited financial statements for the applicable year.
(7)
The dollar amounts reported represent the adjusted EBITDA reflected in the Company’s audited financial statements for the applicable year. Adjusted EBITDA is not a financial measure prepared in accordance with GAAP. For information on how we compute this non-GAAP financial measure and a reconciliation of the most directly comparable financial measure prepared in accordance with GAAP, please refer to “Appendix A” in this proxy statement.

Proxy Statement 2024
Pay Versus Performance Descriptive Disclosure
We chose Adjusted EBITDA as our Company Selected Measure for evaluating Pay versus Performance because it is viewed by our Board and our senior management team as a key metric in evaluating the success and growth of our business. The Company does not consider the changes in Net Income over the three-year period to be directly correlated to CAP as that has not been a metric that has been a primary area of focus when making compensation decisions. Given the importance we place on Adjusted EBITDA, we have further increased the weighting on this metric in our incentive programs for the 2024 fiscal year. We note that over the three-year period from 2021 to 2023, our TSR exceed our peer group by approximately 31%.
Relationship Between CAP vs. Cumulative TSR of Company and the Peer Group:
The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s TSR, as well as the relationship between our TSR and the TSR of our peer group.

Relationship between CAP vs. Net Income:
The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s net income.

Relationship between CAP vs. Adjusted EBITDA:
The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s Adjusted EBITDA:

Pay Versus Performance Tabular List:
Listed below are, in the Company’s assessment, the most important performance measures used to link CAP for our Named Executive Officers to Company performance over the fiscal year ending December 31, 2023. The performance measures included in this table are not listed in rank order by relative importance.
Performance Measures
Adjusted EBITDA
Revenue
Annual Recurring Revenue
Adjusted EBITDA is not a financial measure prepared in accordance with GAAP. For information on how we compute this non-GAAP financial measure and a reconciliation of the most directly comparable financial measure prepared in accordance with GAAP, please refer to “Appendix A” in this proxy statement.

Proxy Statement 2024
Director Compensation
Since the completion of our IPO, our non-employee directors, other than any non-employee directors who are employees of Vista and Onex, have been eligible to receive the annual compensation listed below for their service on our Board. The non-employee directors who are employees of Vista and Onex do not receive compensation for their service on our Board. The retainers are paid in four equal quarterly installments and prorated for any partial year of service on our board of directors.
We intend to compensate directors competitively relative to comparable companies. Our Compensation Committee will periodically review the compensation of the Company’s directors and make recommendations to the Board. In line with this, the Compensation Committee generally reviews our director compensation program against peer group market data, with reference to the same peer companies used to benchmark executive compensation, as well as survey information analyzing director compensation across industries at U.S. public companies. The assessment of director compensation is conducted by the Compensation Committee with the assistance of CAP, the Compensation Committee’s independent compensation consultant. The Compensation Committee last reviewed the compensation of the Company’s non-employee directors in 2023, where total pay for our non-employee directors was shown to be positioned near the median of our peer companies. There were no changes made to the director compensation program for 2023 at that time.
Description	Amount ($)
Cash Compensation	100,000
Stock Awards (1)	150,000
Audit Committee Chair	20,000
(1)	Non-Employee directors are granted an annual award of RSUs. This award of RSUs generally vests on the first anniversary of the date of grant, subject to the director’s continued service.
All non-employee directors are also reimbursed for their reasonable expenses to attend meetings of our Board and related committees and otherwise attend to our business.
The following table presents the total compensation for each person who served as a non-employee member of our Board during 2023. Other than as set forth in the table and described more fully below, we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to, any of the other non-employee members of our Board in 2023. Mr. Gulati, our CEO, receives no compensation for service as a director and, consequently, is not included in this table. The compensation received by Mr. Gulati as an employee of the Company is presented in “—Summary Compensation Table.”

Name	Fees earned or paid in cash ($) (1)	Stock awards ($) (2)	Total ($)
Barbara Byrne (3)	120,000	150,000	270,000
Ronald D. McCray	100,000	150,000	250,000
Amy McIntosh	100,000	150,000	250,000

(1)	The amounts in this column represent the fees attributable to board service for the fiscal year ending on December 31, 2023.
(2)
The amounts in this column represent the grant date fair value of the RSUs as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant-date fair value of the stock awards are set forth in Note 15 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. As of December 31, 2023, each of Ms. Byrne, Ms. McIntosh, and Mr. McCray held an RSU award with respect to 6,332 shares of our Class A common stock, which vests on July 28, 2024, subject to continued service.

(3)	Ms. Byrne receives an additional $20,000 in fees paid in cash for her service as Chair of the Audit Committee.
Certain Relationships and Related Party Transactions
Policies and Procedures for Approval of Related Party Transactions
We have adopted a written policy with respect to the review, approval, and ratification of related party transactions. Under the policy, our Audit Committee is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, our Audit Committee considers the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires our Audit Committee to consider, among other factors it deems appropriate:
•	the related person’s relationship to the Company and interest in the transaction;
•	the material facts of the proposed transaction, including the proposed aggregate value of the transaction;
•	the impact on a director’s independence in the event the related person is a director or an immediate family member of the director;
•	the benefits to the Company of the proposed transaction;
•	if applicable, the availability of other sources of comparable products or services; and
•	an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.
The Audit Committee may only approve those transactions that are in, or are not inconsistent with, the Company’s best interests and those of the Company’s shareholders, as the Audit Committee determines in good faith.
In addition, under our Code of Ethics, our employees, directors and executive officers must seek determinations and prior authorizations or approvals of potential conflicts of interest.

Proxy Statement 2024
Related Party Transactions
Other than compensation arrangements for our directors and Named Executive Officers, which are described in the section entitled “Executive Compensation” and “Director Compensation,” below we describe transactions during the fiscal year ended December 31, 2023 to which we were a participant or will be a participant, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Registration Rights Agreement
In connection with the completion of our IPO, we entered into a registration rights agreement with Topco LLC, Vista, and Onex. Topco LLC, Vista, and Onex are entitled to request that we register their shares of capital stock on a long-form or short-form registration statement on one or more occasions in the future, which registrations may be “shelf registrations.” Topco LLC, Vista, and Onex are entitled to participate in certain of our registered offerings, subject to the restrictions in the registration rights agreement. We pay expenses in connection with the exercise of these rights. The registration rights described in this paragraph apply to (i) shares of our Class A common stock held by Topco LLC, Vista, and Onex and their affiliates, and (ii) any of our capital stock (or that of our subsidiaries) issued or issuable with respect to the Class A common stock described in clause (i) with respect to any dividend, distribution, recapitalization, reorganization, or certain other corporate transactions (“Registrable Securities”). These registration rights are also for the benefit of any subsequent holder of Registrable Securities; provided that any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 of the Securities Act or repurchased by us or our subsidiaries. In addition, with the consent of the company and holders of a majority of Registrable Securities, certain Registrable Securities will cease to be Registrable Securities if they can be sold without limitation under Rule 144 of the Securities Act.
Secondary Offering
Pursuant to the terms of the Underwriting Agreement entered into on February 28, 2023 by the Company, PowerSchool Holdings LLC (“Holdings LLC”), Goldman Sachs & Co. LLC, and Barclays Capital Inc., as representatives of the several underwriters thereto (the “Underwriters”), and the selling shareholders thereto (the “Selling Stockholders”), the Selling Stockholders agreed to sell an aggregate of 8,700,000 shares of the Company’s Class A common stock, $0.0001 par value per share, to the Underwriters at a price per share of $20.16. The Company did not receive any proceeds from the sale of Class A common stock by the Selling Stockholders. The Selling Stockholders included Hardeep Gulati, Topco LLC, and certain funds affiliated with Vista and Onex. The Company bore the costs associated with the sale of Class A shares in this secondary offering (other than underwriting discounts and commissions), which were approximately $1.0 million. The Company also agreed to reimburse the Underwriters for certain of its expenses in connection with this offering in an amount up to $35,000.

Tax Receivable Agreement
In connection with the completion of our IPO, we entered into a Tax Receivable Agreement with Topco LLC, Vista, and Onex that provides for the payment from time to time by us to Topco LLC, Vista, and Onex of 85% of the amount of the benefits, if any, that we realize or, under certain circumstances, are deemed to realize as a result of (i) certain increases in the tax basis of assets of Holdings LLC and its subsidiaries resulting from purchases of LLC Units (as defined in the Tax Receivable Agreement) with the proceeds of our IPO or exchanges of LLC Units in the future, or any prior transfers of interests in Holdings LLC, (ii) certain tax attributes of the entities through which our Principal Shareholders hold their ownership interests in Topco LLC (including net operating losses and excess interest expense carryforwards) and of Holdings LLC and subsidiaries of Holdings LLC (including amortizable goodwill and other intangible assets) that existed prior to our IPO and (iii) certain other tax benefits related to our making payments under the Tax Receivable Agreement (including deductions for payments of imputed interest). These payment obligations are obligations of PowerSchool and not of Holdings LLC.
Stockholders Agreement
In connection with the completion of our IPO, we entered into the Stockholders Agreement with our Principal Shareholders. The Stockholders Agreement provides each of Vista and Onex with an independent right to designate the following number of nominees for election to our Board: (i) three nominees for so long as such Principal Shareholder controls 25% or more of the voting power of our stock entitled to vote generally in the election of directors; (ii) two nominees for so long as such Principal Shareholder controls 15% or more of the voting power of our stock entitled to vote generally in the election of directors; and (iii) one nominee for so long as such Principal Shareholder controls 5% or more of the voting power of our stock entitled to vote generally in the election of directors. In addition, Vista and Onex are entitled to designate the replacement for any of its Board designees whose Board service terminates prior to the end of the director’s term, regardless of Vista and Onex’s beneficial ownership at that time. So long as such Principal Shareholder controls 5% or more of the voting power of our stock entitled to vote generally in the election of directors, such Principal Shareholder also has the right to designate one member of each committee of the Board, provided that such designee is a member of our Board and subject to compliance with applicable law and stock exchange rules. The Stockholders Agreement also prohibits us from increasing or decreasing the size of our Board without the prior written consent of Vista and Onex. The Stockholders Agreement will terminate at such time as Vista and Onex control, in the aggregate, less than 5% of the voting power.
Indemnification of Officers and Directors
We have entered into indemnification agreements with each of our officers and directors. The indemnification agreements provide the officers and directors with contractual rights to indemnification, expense advancement, and reimbursement to the fullest extent permitted under Delaware law. Additionally, we may enter into indemnification agreements with any new directors or officers that may be broader in scope than the specific indemnification

Proxy Statement 2024
provisions contained in Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers and directors pursuant to the foregoing agreements, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.
Relationship with VCG
We have utilized Vista Consulting Group, LLC (“VCG”), the operating and consulting arm of Vista, for consulting services and executive recruitment, and have also reimbursed VCG for expenses related to participation by PowerSchool employees in VCG sponsored events and for certain enterprise software licenses utilized by PowerSchool, and also paid to VCG related fees and expenses. We recorded expenses to VCG of less than $0.1 million for the year ended December 31, 2023.
Reseller Agreement with EAB
On March 3, 2021, we entered into a reseller agreement (as amended from time to time, the “EAB Agreement”) with EAB Global, Inc. (“EAB”), a portfolio company of Vista, for EAB to serve as, among other terms, the exclusive reseller of the Intersect student recruitment platform in the United States and Canada. The EAB Agreement has a ten-year term and includes annual minimum revenue commitments from EAB. The commitment amount for the 12-month period ended December 31, 2023 was $36.8 million and will increase upon the anniversary of the EAB Agreement. The Company may begin to revoke its exclusivity with EAB after the fourth year of the EAB Agreement or terminate the relationship upon material breach of the contract. Under the terms of the EAB Agreement, the Company pays a fee to EAB for selling products to third party customers on the Company’s behalf. The Company paid $14.5 million to EAB for fees under the EAB Agreement for the year ended December 31, 2023.
Other Payments to Entities Sharing Common Ownership with Vista and Onex
We purchased other services from entities that share common ownership with Vista and Onex. The cost was $3.4 million for all other services purchased from entities with common ownership for the year ended December 31, 2023. Amounts due to entities that share common ownership were $0.2 million as of December 31, 2023. There were no sales to or outstanding accounts receivable arising from these arrangements during or as of the year ended December 31, 2023.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information about the beneficial ownership of our Class A common stock and Class B common stock as of January 31, 2024 (the “Table Date”) for:
•	each person or group known to us who beneficially owns more than 5% of our Class A common stock or Class B common stock;
•	each of our directors;
•	each of our Named Executive Officers; and
•	all of our directors and executive officers as a group.
The numbers of shares of common stock beneficially owned and percentages of beneficial ownership are based on 164,859,173 shares of Class A common stock and 37,654,059 shares of Class B common stock outstanding as of the Table Date.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options or RSUs that are currently exercisable or exercisable or will vest within 60 days of the Table Date are deemed to be outstanding and beneficially owned by the person holding the options or RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each shareholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the shareholder.
Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o PowerSchool Holdings, Inc., 150 Parkshore Drive, Folsom, California 95630.

Proxy Statement 2024
	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding	Number of Shares Beneficially Owned	Percentage of Shares Outstanding	Percentage Combined Voting Power
Vista Funds(1)	34,205,680	20.7%	37,654,059	100%	35.5%
Onex Funds(2)	71,118,123	43.1%	—	—	35.1%
Canada Pension Plan Investment Board(3)	10,111,111	6.1%	—	—	5.0%
Hardeep Gulati(4)	734,660	*	—	—	*
Eric Shander(5)	63,398	*	—	—	*
Devendra Singh(6)	107,235	*	—	—	*
Shivani Stumpf(7)	49,473	*	—	—	*
Michael Bisignano(8)	93,570	*	—	—	*
Anthony Kender(9)	47,247	*	—	—	*
Fred Studer(10)	32,099	*	—	—	*
Marcy Daniel	25,041	—
Zach Levitt	—	—	—	—	—
Barbara Byrne	18,742	—	—	—	*
Judy Cotte	—	—	—	—	—
Laurence Goldberg	—	—	—	—	—
Betty Hung	—	—	—	—	—
Ronald D. McCray	18,742	*	—	—	*
Amy McIntosh	18,742	*	—	—	*
Gwen Reinke	—	—	—	—	—
Maneet S. Saroya	—	—	—	—	—
All Directors and Executive Officers as a Group (17 individuals)(11)	1,208,949	*	—	—	*
*	Less than 1%.
(1)
Includes 104,782 shares of Class A common stock and 37,654,059 shares of Class B common stock held directly by Topco LLC, 26,144,690 shares of Class A common stock held directly by Vista Equity Partners Fund VI-A, L.P. (“VEPF VI-A”), 7,860,556 shares of Class A common stock held directly by Vista Equity Partners Fund VI, L.P. (“VEPF VI”), and 95,652 shares of Class A common stock held directly by VEPF VI FAF, L.P. (together with VEPF VI-A and VEPF VI, collectively, the “Vista Funds”), each with shared voting and dispositive power. Topco LLC is managed by a board of managers. VEPF VI controls the board of managers of Topco LLC. Vista Equity Partners Fund VI GP, L.P. (“Fund VI GP”) is the sole general partner of VEPF VI. Fund VI GP’s sole general partner is VEPF VI GP, Ltd. (“Fund VI UGP”). Robert F. Smith is the sole director and one of 11 members of Fund VI UGP. VEPF Management, L.P. (“Management Company”) is the sole management company of each of the Vista

Funds. The Management Company's sole general partner is VEP Group, LLC (“VEP Group”) and the Management Company's sole limited partner is Vista Equity Partners Management, LLC (“VEPM”). VEP Group is the Senior Managing Member of VEPM. Robert F. Smith is the sole Managing Member of VEP Group. Consequently, Mr. Smith, Fund VI GP, Fund VI UGP, the Management Company, VEPM and VEP Group may be deemed the beneficial owners of the shares held by the Vista Funds and Topco LLC. This number excludes 37,654,059 shares of Class A common stock issuable in exchange for LLC Units (as defined in the LLC Operating Agreement) held by Topco LLC. The principal business address of each of Topco LLC, VEPF VI, Fund VI GP, Fund VI UGP, the Management Company, VEPM and VEP Group is c/o Vista Equity Partners, 4 Embarcadero Center, 20th Fl., San Francisco, California 94111. The principal business address of Mr. Smith is c/o Vista Equity Partners, 401 Congress Drive, Suite 3100, Austin, Texas 78701.
(2)
Includes 256,355 shares of Class A common stock held directly by Onex Partners IV Select LP, 849,226 shares of Class A common stock held directly by Onex US Principals LP, 37,012,824 shares of Class A common stock held directly by Onex Partners IV LP, 1,286,619 shares of Class A common stock held directly by Onex Partners IV GP LP, 1,829,802 shares of Class A common stock held directly by Onex Partners IV PV LP, 20,914,797 shares of Class A common stock held directly by Onex Powerschool LP, and 8,968,500 shares of Class A common stock held directly by Pinnacle Holdings I L.P. Onex Corporation, a corporation whose subordinated voting shares are traded on the Toronto Stock Exchange, and/or Mr. Gerald W. Schwartz, may be deemed to beneficially own the shares of Class A common stock held directly by Onex Partners IV Select LP, Onex US Principals LP, Onex Partners IV LP, Onex Partners IV GP LP, Onex Partners IV PV LP, Onex Powerschool LP and Pinnacle Holdings I L.P., through Onex Corporation’s ownership of all of the equity of Onex Partners Canadian GP Inc., which owns all of the equity of Onex Partners IV GP Limited, the general partner of Onex Partners IV GP LP, the general partner of Onex Partners IV LP, and Onex Partners IV PV LP, which hold interests in Pinnacle Holdings I L.P.; and through Onex Corporation’s ownership of all of the equity of Onex Partners Canadian GP Inc., which owns all of the equity of Onex Partners IV GP LLC, the general partner of Onex Partners IV Select LP, which holds interests in Pinnacle Holdings I L.P.; and through Onex Corporation’s ownership of all of the equity of Onex Private Equity Holdings LLC, which owns all of the equity of Onex American Holdings GP LLC, the general partner of Onex Powerschool LP and Onex US Principals LP. Mr. Gerald W. Schwartz, the Chairman of Onex Corporation, indirectly owns shares representing a majority of the voting rights of the shares of Onex Corporation, and as such may be deemed to beneficially own all of the shares of Class A common stock beneficially owned by Onex Corporation. Mr. Schwartz disclaims such beneficial ownership. The address for Onex Corporation and Mr. Schwartz is 161 Bay Street, Toronto, ON M5J 2S1 Canada.

(3)
As reported on the Schedule 13G filed February 14, 2023, the Canada Pension Plan Investment Board (the “CPPIB”) directly holds 10,111,111 shares of Class A common stock. The principal business address of the CPPIB is c/o One Queen Street East, Suite 2500, Toronto, Ontario, Canada M5C 2W5.

(4)	Includes 131,042 RSUs that will vest within 60 days of the Table Date.
(5)	Includes 47,328 RSUs that will vest within 60 days of the Table Date.
(6)	Includes 40,501 RSUs that will vest within 60 days of the Table Date.
(7)	Includes 11,669 RSUs that will vest within 60 days of the Table Date.
(8)	Includes 18,165 RSUs that will vest within 60 days of the Table Date.
(9)	Includes 14,719 RSUs that will vest within 60 days of the Table Date.
(10)	Includes 21,465 RSUs that will vest within 60 days of the Table Date.
(11)	Includes 284,889 RSUs that will vest within 60 days of the Table Date.

Proxy Statement 2024
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act and the rules of the SEC require our directors, executive officers, and persons who own more than 10% of our Class A common stock to file reports of their ownership and changes in ownership of our Class A common stock with the SEC. Based solely on our review of the reports filed during 2023 and questionnaires from our directors and executive officers, we determined that no director, executive officer, or beneficial owner of more than 10% of our Class A common stock failed to file a report on a timely basis during 2023, except late Form 4 filings from Marcy Daniel, Eric Shander, Hardeep Gulati and Devendra Singh, each covering one transaction not reported on a timely basis and filed on March 22, 2023; a late Form 4 filing from Angelina Hendraka, covering three separate transactions not reported on a timely basis and filed on May 30, 2023; late Form 4 filings from Ronald D. McCray, Amy McIntosh and Barbara Byrne, each covering one transaction not reported on a timely basis and filed on August 10, 2023; and a late Form 4 filing from Angelina Hendraka, covering two separate transactions not reported on a timely basis and filed on August 18, 2023.

Equity Compensation Plan Information
The following table sets forth information regarding the Company’s equity compensation plans as of the end of fiscal year 2023.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuances Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans Approved by Security Holders(1)	12,618,719(2)	—(2)	13,229,810
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	12,618,719	$—	13,229,810
(1)
Represents the 2021 Plan. As of December 31, 2023, the number of shares reserved for issuance under the 2021 Plan was 28,846,526 shares, subject to adjustments in the event of a stock split, stock dividend or other change in our capitalization. The number of shares reserved for issuance under the 2021 Plan automatically increases each January 1, by 3% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser amount of shares as determined by the Board. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, required by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2021 Plan are added back to the shares of common stock available for issuance under such plan.

(2)	Consists of restricted stock awards and RSUs which have no exercise price.

Proxy Statement 2024
PROPOSAL 4
Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024. Services provided to the Company and its subsidiaries by Deloitte & Touche LLP for the year ended December 31, 2023 are described below and under “Audit Committee Report.”
Fees and Services
The following table summarizes the aggregate fees for professional audit services and other services rendered by Deloitte & Touche LLP for the years ended December 31, 2023 and 2022:
2023	2022
Audit Fees (1)	$3,495,960	$2,850,936
Audit-Related Fees	—	—
Tax Fees (2)	$866,319	$851,993
All Other Fees (3)	$6,671	$27,571
Total	$4,368,950	$3,730,500
(1)
Consist of fees for the audit and other procedures in connection with the Annual Reports on Form 10-K for the years ended December 31, 2023 and 2022, review of financial statements included in our Quarterly Reports on Form 10-Q during the years then ended, and services provided in connection with other regulatory filings. Audit fees for 2023 also included professional services rendered for the audit of our internal controls over financial reporting.

(2)
Tax fees relate to professional services rendered in connection with tax compliance and preparation relating to tax returns and tax audits, as well as for tax consulting and planning services. Tax fees in 2023 include $720,248 for tax compliance projects and $45,123 for tax advisory projects. Tax fees in 2022 include $850,791 for tax compliance projects and $1,202 for tax advisory projects.

(3)	All other fees relate to professional services not included in the categories above, including services related to other permissible advisory services and regulatory reporting requirements.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. Each year, the Audit Committee will pre-approve audit services, audit-related services and tax services to be used by the Company.
The Audit Committee approved all services provided by Deloitte & Touche LLP. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.
Ratification of the appointment of Deloitte & Touche LLP requires affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. If the Company’s shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Deloitte & Touche LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE &AMP; TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024.

Proxy Statement 2024
Audit Committee Report
The Audit Committee is composed of three directors, each of which are independent directors as defined by the SEC rules and the NYSE listing standards. Each of the Audit Committee members are not, or have not been, an officer or employee of the Company or any of our subsidiaries or have any current business or any family relationship with the Company or any of our subsidiaries or affiliates.
Our management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as our independent auditors for the coming year.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and the independent auditors the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent auditors such other matters as are required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
In addition, the Audit Committee received written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent auditors their independence, including whether the provision of services during the fiscal year ended December 31, 2023 by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of our interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.
Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their observations on our internal controls and the overall quality of our financial reporting.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.
Audit Committee
Barbara Byrne, Chair
Ronald D. McCray
Amy McIntosh

Other Matters
We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.
Where to Find Additional Information
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. Our website address is https://investors.powerschool.com. We make available free of charge, through our website, our annual reports, quarterly reports, current reports, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is provided as an inactive textual reference only. The information provided on or accessible through our website is not part of this proxy statement.
A paper copy of the annual report on Form 10-K including financial statements and financial statement schedules, but without exhibits, is also available without charge to shareholders upon written request to: Shane Harrison, Senior Vice President, Investor Relations, at 150 Parkshore Drive, Folsom, CA 95630. Copies of any exhibit will be forwarded upon written request, subject to a reasonable charge for copying and mailing.
Cost of Proxy Solicitation
The Company is paying the expenses of this solicitation. The Company will also make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers, and other employees of the Company may solicit proxies in person or by telephone, facsimile, email, or other similar means.

Proxy Statement 2024
APPENDIX A
Reconciliation of Non-GAAP Financial Measure
The following table reflects the reconciliation of the non-GAAP financial performance metric, Adjusted EBITDA, presented in this proxy statement, to net loss, the most closely comparable GAAP metric.
Adjusted EBITDA is a supplemental measure of operating performance that is not made under GAAP and that does not represent, and should not be considered as, an alternative to net income (loss), as determined by GAAP. We define Adjusted EBITDA as net income (loss) adjusted for net interest expense, depreciation and amortization, provision for (benefit from) income tax, share-based compensation expense and the related employer payroll tax, management fees, restructuring expense, acquisition-related expense, and change in Tax Receivable Agreement liability. We use Adjusted EBITDA to understand and evaluate our core operating performance and trends and to develop short-term and long-term operating plans. We believe that Adjusted EBITDA facilitates comparison of our operating performance on a consistent basis between periods and, when viewed in combination with our results prepared in accordance with GAAP, helps provide a broader picture of factors and trends affecting our results of operations.
A-1

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP.
	Year Ended December 31,
(in thousands)	2023	2022	2021
Net Loss	$(39,072)	$(27,741)	$(43,065)
Add:
Amortization	127,292	117,444	107,013
Depreciation	3,375	4,775	6,514
Interest expense – net(1)	66,722	40,013	58,928
Loss on extinguishment of debt	—	—	12,905
Income tax expense (benefit)	(476)	(12,815)	(22,415)
Share-based compensation	63,216	50,219	25,125
Management fees(2)	318	390	654
Restructuring(3)	5,653	12,312	4,847
Acquisition-related expense(4)	8,174	4,005	10,650
Change in Tax Receivable Agreement liability(5)	(3,264)	7,788	—
Adjusted EBITDA	$231,938	$196,390	$161,156
(1)	Interest expense, net of interest income.
(2)	Refers to expense associated with collaboration with our Principal Shareholders and their internal consulting groups.
(3)
Refers to costs incurred related to migration of customers from legacy to core products, remaining lease obligations for abandoned facilities, severance expense related to offshoring activities, facility closures, loss on modification of debt, nonrecurring litigation expense, and executive departures.

(4)
Refers to direct transaction and debt-related fees reflected in our acquisition costs line item of our consolidated income statements and incremental acquisition-related costs that are incurred to perform diligence, execute and integrate acquisitions, including retention awards and severance for acquired employees, and other transaction and integration expenses. Also, refers to the fair value adjustments recorded to the contingent consideration liability related to the acquisitions of Kinvolved and Chalk. These incremental costs are embedded in our research and development, selling, general and administrative, and cost of revenue line items.

(5)	Refers to impact of the remeasurement of the Tax Receivable Agreement liability.
A-2

PowerSchool

Personalized Education for Every Journey

www.PowerSchool.com

UT-BU-wp-001-111920

PowerSchool

POWERSCHOOL HOLDINGS, INC.
150 PARKSHORE DR.
FOLSOM, CA 95630

Investor Address Line 1
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John Sample
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NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
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THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

1. Election of Directors

Nominees	For	Withhold
1a. Barbara Byrne	☐	☐
1b. Judy Cotte	☐	☐
1c. Ronald D. McCray	☐	☐
1d. Gwen Reinke	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To approve, by an advisory, non-binding vote, the compensation of our named executive officers, as disclosed in the Proxy Statement (Say-on-Pay).	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
3. To approve, by an advisory, non-binding vote, the frequency of future Say-on-Pay votes (Say-on-Pay Frequency).	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

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John Sample
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0000636244_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com

POWERSCHOOL HOLDINGS, INC.
Annual Meeting of Shareholders
May 2, 2024 12:00 P.M. PDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Michael Bisignano and Eric Shander, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of POWERSCHOOL HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 12:00 P.M. PDT on May 2, 2024, at www.virtualshareholdermeeting.com/PWSC2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in the Proxy Statement, the proxies will vote in their discretion.

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Continued and to be signed on reverse side